EXECUTION COPY

                                  CSC TKR, INC.
                         CABLEVISION OF BROOKHAVEN, INC.
                          CABLEVISION OF OAKLAND, INC.
                          CABLEVISION OF PATERSON, INC.
                                 CSC TKR I, INC.
                  UA-COLUMBIA CABLEVISION OF WESTCHESTER, INC.

                                   ----------

                                  $800,000,000

                           FIRST AMENDED AND RESTATED
                                CREDIT AGREEMENT

                            Dated as of May 28, 1998

                         TORONTO DOMINION (TEXAS), INC.

                 as Arranging Agent and as Administrative Agent

                              THE BANK OF NEW YORK
                             THE BANK OF NOVA SCOTIA
                     THE CANADIAN IMPERIAL BANK OF COMMERCE
                                NATIONSBANK, N.A.
                            THE CHASE MANHATTAN BANK

                               as Managing Agents

                        BANK OF MONTREAL, CHICAGO BRANCH
                                BARCLAYS BANK PLC
                                FLEET BANK, N.A.
                              ROYAL BANK OF CANADA

                                    as Agents

                                 BANQUE PARIBAS
                                 CREDIT LYONNAIS
                                BANKBOSTON, N.A.
                       THE FIRST NATIONAL BANK OF CHICAGO
                                MELLON BANK, N.A.
                        SOCIETE GENERALE, NEW YORK BRANCH

                                  as Co-Agents

                               TABLE OF CONTENTS

                                                                            Page

                                    ARTICLE I

                       DEFINITIONS AND ACCOUNTING MATTERS

Section 1.01      Certain Defined Terms.......................................1

Section 1.02      Accounting Terms and Determinations........................11

                                   ARTICLE II

                                      LOANS

Section 2.01      Loans......................................................12

Section 2.02      Manner of Borrowing; Conversion and Continuation...........12

Section 2.03      Reductions and Changes of Commitments......................14

Section 2.04      Commitment Fee.............................................15

Section 2.05      Notes......................................................15

Section 2.06      Lending Offices............................................15

Section 2.07      Several Obligations; Remedies Independent..................15

Section 2.08      Use of Proceeds............................................15

                                   ARTICLE III

                       PAYMENTS OF PRINCIPAL AND INTEREST

Section 3.01      Prepayments................................................16

Section 3.02      Repayment of Loans.........................................16

Section 3.03      Interest...................................................16

                                       i
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                                   ARTICLE IV

                PAYMENTS; PRO RATA TREATMENT; COMPUTATIONS; ETC.

Section 4.01      Payments...................................................17

Section 4.02      Pro Rata Treatment.........................................17

Section 4.03      Computations...............................................18

Section 4.04      Non-Receipt of Funds by the Administrative Agent...........18

Section 4.05      Sharing of Payments, Etc...................................18

Section 4.06      No Reductions..............................................19

Section 4.07      Taxes......................................................19

                                    ARTICLE V

                         YIELD PROTECTION AND ILLEGALITY

Section 5.01      Additional Costs in Respect of Loans.......................20

Section 5.02      Limitation on Types of Loans...............................22

Section 5.03      Illegality.................................................22

Section 5.04      Certain Conversions of Loans Pursuant to Section 5.01
                    or 5.03..................................................22

Section 5.05      Compensation...............................................23

Section 5.06      Replacement of Banks.......................................23

                                   ARTICLE VI

                                    GUARANTEE................................24

                                   ARTICLE VII

                              CONDITIONS PRECEDENT

Section 7.01      Initial Loan...............................................25

Section 7.02      Each Loan..................................................27

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                                  ARTICLE VIII

                                 REPRESENTATIONS

Section 8.01      Existence and Power........................................28

Section 8.02      Subsidiaries...............................................28

Section 8.03      Authority; No Conflict.....................................28

Section 8.04      Regulation U...............................................28

Section 8.05      Approval of Regulatory Authorities.........................28

Section 8.06      Binding Agreements.........................................29

                                   ARTICLE IX

           PARTICULAR COVENANTS OF THE OBLIGORS AND THEIR SUBSIDIARIES.......29

                                    ARTICLE X

                                    DEFAULTS

Section 10.01     Events of Default..........................................29

                                   ARTICLE XI

                            THE ADMINISTRATIVE AGENT

Section 11.01     Appointment, Powers and Immunities.........................31

Section 11.02     Reliance by Administrative Agent...........................31

Section 11.03     Defaults...................................................32

Section 11.04     Rights as a Bank...........................................32

Section 11.05     Indemnification............................................32

Section 11.06     Non-Reliance on Administrative Agent and Other Banks.......33

Section 11.07     Failure to Act.............................................33

Section 11.08     Resignation or Removal of Administrative Agent.............33

Section 11.09     Agency Fee.................................................34

                                      iii
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                                   ARTICLE XII

                                  MISCELLANEOUS

Section 12.01     No Waiver..................................................34

Section 12.02     Notices....................................................34

Section 12.03     Expenses, Etc..............................................34

Section 12.04     Amendments, Etc............................................35

Section 12.05     Successors and Assigns.....................................35

Section 12.06     Survival...................................................39

Section 12.07     Conditions to Effectiveness................................39

Section 12.08     Liability of General Partners and Other Persons............39

Section 12.09     Counterparts...............................................39

Section 12.10     Waiver.....................................................39

Section 12.11     Entire Agreement...........................................39

Section 12.12     Governing Law..............................................39

Section 12.13     Captions, Etc..............................................39

Section 12.14     Waiver of Certain Defenses.................................39

Section 12.15     Release; Acceptance of Release.............................40

Section 12.16     Authorization of Third Parties to Deliver Information
                    and Discuss Affairs......................................40

Section 12.17     Termination of Existing Credit Agreement...................40

Section 12.18     Joint and Several Obligations..............................40

Section 12.19     Acknowledgement............................................41

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         Schedule 2.02(a)(i)        Form of Notice of Loan
         Schedule 2.02(c)           Form of Notice of Conversion
                                    and Continuation
         Schedule 2.06              Applicable Lending Offices
         Schedule 4.07(c)           Form of Certificate of Non-US Bank
         Schedule 8.02              Subsidiaries
         Schedule 8.03              Required Consents and
                                    Governmental Approvals
         Schedule 12.02             Addresses for Notices

EXHIBIT A                   Form of Note
EXHIBIT B                   Form of Opinion of General Counsel
                              to the Obligors
EXHIBIT C(1)                Form of Opinion of Special New
                              York Counsel to the Obligors
EXHIBIT C(2))               Form of Opinion of Special New Jersey
                              Counsel to the Obligors
EXHIBIT C(3)                Form of Opinion of Special FCC Counsel
                              Counsel to the Obligors
EXHIBIT D                   Form of Opinion of Special New
                              York Counsel to the Administrative Agent
EXHIBIT E                   Form of Assignment and Acceptance

      FIRST AMENDED AND RESTATED CREDIT AGREEMENT dated as of May 28, 1998 among CSC TKR, INC., CABLEVISION OF BROOKHAVEN, INC., CABLEVISION OF OAKLAND, INC., CABLEVISION OF PATERSON, INC., CSC TKR I, INC., each a Delaware corporation, and UA-COLUMBIA CABLEVISION OF WESTCHESTER INC., a New York corporation (collectively, the "Obligors"; individually, each an "Obligor"), the Guarantors (as defined below) which are parties hereto, the lenders which are parties hereto, together with their respective successors and assigns (the "Banks"), TORONTO DOMINION (TEXAS), INC., as Arranging Agent and as Administrative Agent, and THE BANK OF NEW YORK, THE BANK OF NOVA SCOTIA, THE CANADIAN IMPERIAL BANK OF COMMERCE, NATIONSBANK, N.A. and THE CHASE MANHATTAN BANK, as Managing Agents, BANK OF MONTREAL, CHICAGO BRANCH, BARCLAYS BANK, PLC, FLEET BANK, N.A., and ROYAL BANK OF CANADA, as Agents, and BANQUE PARIBAS, CREDIT LYONNAIS, BANKBOSTON, N.A., THE FIRST NATIONAL BANK OF CHICAGO, MELLON BANK, N.A. AND SOCIETE GENERALE, NEW YORK BRANCH, as Co-Agents.

      WHEREAS, on March 4, 1998, the Obligors, the Guarantors named therein, the several banks whose names are set forth on the signature pages thereto, and Toronto Dominion (Texas), Inc. as Arranging Agent and Administrative Agent, and The Bank of New York, The Bank of Nova Scotia, The Canadian Imperial Bank of Commerce, NationsBank of Texas, N.A. and The Chase Manhattan Bank, as Managing Agents, entered into a Credit Agreement (such Credit Agreement being referred to herein as the "Existing Credit Agreement");

      WHEREAS, the Obligors are engaged in the business of developing, constructing, owning, acquiring, altering, repairing, financing, operating, maintaining, publishing, distributing, promoting and otherwise exploiting cable television systems and related businesses, including, without limitation, telecommunications services, data transmission and telephony activities; and

      WHEREAS, the Existing Loan Banks have extended credit to the Obligors, by the making of the Existing Loans to the Obligors; the proceeds of the Loans hereunder are to be employed in accordance with Section 2.08 hereof, including to repay the Existing Loans and all other amounts owing by the Obligors under the Existing Credit Agreement; and each of the Obligors and their Subsidiaries expects to derive benefit, directly or indirectly, from such loans. The Banks have agreed to make the Loans provided for hereby in reliance upon certain guarantees furnished by the Guarantors.

      NOW, THEREFORE, the parties hereto hereby agree as follows:

                                    ARTICLE I

                       DEFINITIONS AND ACCOUNTING MATTERS

      Section 1.01 Certain Defined Terms. As used herein, the following terms shall have the following meanings (all terms defined in this Article I or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

            "Additional Costs" shall have the meaning given to such term in
Section 5.01 hereof.

            "Administrative Agent" shall mean Toronto Dominion (Texas), Inc. in its capacity as administrative agent for the Banks hereunder and its successors in such capacity.

            "Affected Loans" shall have the meaning given to such term in
Section 5.04 hereof.

            "Affected Type" shall have the meaning given to such term in Section
5.04 hereof.

            "Affiliate" shall mean, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), provided that, in any event, any Person which owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 10% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person; and provided further that no individual shall be an Affiliate of a corporation or partnership solely by reason of his or her being an officer, director or partner of such entity, except in the case of a partner if his or her interests in such partnership shall qualify him or her as an Affiliate.

            "Aggregate Commitment" shall mean, at any time, as to each Bank, the sum of such Bank's Commitment, CSC Commitment and CMFRI Commitment at such time.

            "Agreement" shall mean this First Amended and Restated Credit Agreement, including all schedules and exhibits hereto, as the same may be amended, supplemented or modified from time to time.

            "Applicable Lending Office" shall mean, with respect to each Bank, for each type of Loan, the lending office of such Bank (or of an affiliate of such Bank) designated for such type of Loan in Schedule 2.06 hereto or such other office of such Bank (or of an affiliate of such Bank) as such Bank may from time to time specify to the Administrative Agent and the Obligors' Representative as the office by which its Loans of such type are to be made and maintained.

            "Applicable Margin"

            (a) With respect to Base Rate Loans, 0.250% at all times during any Applicable Period if the CSC Cash Flow Ratio as at the end of the immediately preceding Quarter was greater than 6.00 to 1; .125% at all times during any Applicable Period if the


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

CSC Cash Flow Ratio as at the end of the immediately preceding Quarter was less than or equal to 6.00 to 1 and greater than 5.50 to 1; and 0.000% at all times during any Applicable Period if the CSC Cash Flow Ratio as at the end of the immediately preceding Quarter was less than or equal to 5.50 to 1; and

            (b) With respect to Eurodollar Loans, 1.125% at all times during any Applicable Period if the CSC Cash Flow Ratio as at the end of the immediately preceding Quarter was greater than 6.00 to 1; 0.875% at all times during any Applicable Period if the CSC Cash Flow Ratio as at the end of the immediately preceding Quarter was less than or equal to 6.00 to 1 and greater than 5.50 to 1; 0.750% at all times during any Applicable Period if the CSC Cash Flow Ratio as at the end of the immediately preceding Quarter was less than or equal to
5.50 to 1 and greater than 5.00 to 1; 0.600% at all times during any Applicable Period if the CSC Cash Flow Ratio as at the end of the immediately preceding Quarter was less than or equal to 5.00 to 1 and greater than 4.50 to 1; and 0.400% at all times during any Applicable Period if the CSC Cash Flow Ratio as at the end of the immediately preceding Quarter was less than or equal to 4.50 to 1;.

For purposes of this definition, the CSC Cash Flow Ratio as at the end of any Quarter (the "Subject Quarter") shall be determined based upon (i) for the Quarter ended immediately prior to the Effective Date, the Compliance Certificate delivered in accordance with Section 7.01 of the CSC Credit Agreement, and (ii) for each Subject Quarter commencing thereafter, (x) the Annualized Operating Cash Flow (as defined in the CSC Agreement) as set forth in the Subscribers' Certificate (as defined in the CSC Credit Agreement) delivered pursuant to Section 9.01(e) of the CSC Credit Agreement with respect to the second month of such Subject Quarter and (y) the aggregate outstanding principal amount of Indebtedness of CSC, the Restricted Subsidiaries and the New York/New Jersey Companies (as calculated in accordance with the definition of CSC Cash Flow Ratio) as of the last day of such Subject Quarter (as certified by CMFRI and the New York/New Jersey Obligors to the Administrative Agent at the time of the delivery of such Subscribers' Certificate).

As used in this definition, "Applicable Period" shall mean the period from and including (i)(a) in the case of the first Applicable Period, the Effective Date and (b) in the case of each subsequent Applicable Period, the first day after the immediately preceding Applicable Period to but excluding (ii) the fifth Business Day of the next July, October, January or April (whichever occurs first) to occur thereafter.

            "Assignment and Acceptance" shall have the meaning given to such term in Section 5.06 hereof.

            "Banks" shall have the meaning given to such term in the preamble to this Agreement.

            "Base Rate" shall mean, for any period, a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall at all times be equal to the higher of:

            (a) the rate of interest adopted by The Toronto-Dominion Bank (New York Branch), from time to time, as its reference rate for the determination of interest rates on loans of varying maturities in Dollars to United States residents of varying degrees of creditworthiness and being quoted at such time by The Toronto-Dominion Bank (New York Branch) as its "prime rate," which rate is not necessarily The Toronto-Dominion Bank's lowest rate of interest; and

            (b) the sum (adjusted to the nearest one-quarter of one percent (1/4 of 1%) or, if there is no nearest one-quarter of one percent (1/4 of 1%), to the next higher one-quarter of one percent (1/4 of 1%)) of (i) one-half of one percent (1/2 of 1%) per annum plus (ii) the Federal Funds Rate.

            "Base Rate Loans" shall mean Loans the interest rates on which are determined on the basis of rates referred to in the definition of "Base Rate" in this Section 1.01.

            "BPU" shall mean the New Jersey Board of Public Utilities or successor thereto.

            "Business Day" shall mean any day on which commercial banks are not authorized or required to close in New York City or London.

            "Capital Maintenance Costs" shall mean, with respect to the Loans of each Bank, any costs which such Bank determines are attributable to the maintenance by such Bank or any of its affiliates, pursuant to any law or regulation or any interpretation, directive or request (whether or not having the force of law) of any court or governmental or monetary authority, whether in effect on the Effective Date or thereafter, of capital in respect of its maintaining Loans hereunder or its commitment to make Loans hereunder.

            "CMFRI" shall mean Cablevision MFR, Inc., a Delaware corporation.

            "CMFRI Agreement" shall mean the First Amended and Restated Credit Agreement, dated as of May 28, 1998, among CMFRI, the Company, the Guarantors that are parties thereto, the Banks that are parties thereto, Toronto Dominion (Texas), Inc., as Arranging Agent and as Administrative Agent, The Bank of New York, The Bank of Nova Scotia, The Canadian Imperial Bank of Commerce, NationsBank, N.A. and The Chase Manhattan Bank, as Managing Agents, Bank of Montreal, Chicago Branch, Barclays Bank PLC, Fleet Bank, N.A. and Royal Bank of Canada, as Agents, Banque Paribas, Credit Lyonnais, BankBoston, N.A., The First National Bank of Chicago, Mellon Bank, N.A. and Societe Generale, New York Branch, as Co-Agents, and The Bank of New York and The Bank of Nova Scotia, as Co-Syndication Agents, as amended and/or restated and in effect from time to time, or if such agreement shall cease to be in effect, as last in effect.

            "CMFRI Commitment" shall mean, as to each Bank, its "Commitment" as such term is used in the CMFRI Agreement (as the same may be reduced or otherwise adjusted from time to time as provided in the CMFRI Agreement).

            "CMFRI Loans" shall mean "Loans" as such term is used in the CMFRI Agreement.

            "CMFRI Specified Investments" shall mean "Specified Investments" as such term is used in the CMFRI Agreement.

            "Code" shall mean the Internal Revenue Code of 1986, as amended.

            "Commitment" shall mean, as to each Bank, the amount set forth opposite its name on the signature pages hereto under the heading "Commitment" or amount set forth on any Assignment and Acceptance (as the same may be reduced or otherwise adjusted from time to time as provided in this Agreement).

            "Commitment Fee" shall have the meaning given to such term in
Section 2.04 hereof.

            "Commitment Percentage" shall mean, as to each Bank at any time, the percentage obtained by dividing such Bank's Commitment by the Total Commitment.

            "Commitment Termination Date" shall mean the earlier of (i) April 4, 1999 and (ii) the tenth day after the date on which CSC and the Obligors receive a tax ruling from the Internal Revenue Service that the transfer of the New York/New Jersey Companies to CMFRI and/or its Subsidiaries will not adversely affect the tax-free treatment of the TCI Acquisition under Section 351 of the Code.

            "Controlled Group" shall mean all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Obligors, are treated as a single employer under Section 414(b) or 414(c) of the Code.

            "CSC" shall mean CSC Holdings, Inc. (formerly known as Cablevision Systems Corporation), a Delaware corporation.

            "CSC Agreement" shall mean the Sixth Amended and Restated Credit Agreement, dated as of May 28, 1998, among CSC, the Restricted Subsidiaries parties thereto, the banks parties thereto and Toronto Dominion (Texas), Inc., as Arranging Agent and as Administrative Agent, The Bank of New York, The Bank of Nova Scotia, The Canadian Imperial Bank of Commerce, NationsBank, N.A. and The Chase Manhattan Bank, as Managing Agents, Bank of Montreal, Chicago Branch, Barclays Bank PLC, Fleet Bank, N.A. and Royal Bank of Canada, as Agents, Banque Paribas, Credit Lyonnais, BankBoston, N.A., The First National Bank of Chicago, Mellon Bank, N.A. and Societe Generale, New York Branch, as Co-Agents, and The Canadian Imperial Bank of Commerce, The Chase Manhattan Bank and NationsBank, N.A., as Co-Syndication Agents, as amended and/or restated and in effect from time to time, or if such agreement shall cease to be in effect, as last in effect.

            "CSC Cash Flow Ratio" shall have the meaning given to the term "Cash Flow Ratio" in the CSC Agreement.

            "CSC Commitment" shall mean, as to each Bank, its "Commitment" as such term is used in the CSC Agreement (as the same may be reduced or otherwise adjusted from time to time as provided in the CSC Agreement).

            "CSC Loans" shall mean "Loans" as such term is used in the CSC Agreement.

            "CSC Specified Investments" shall mean "Specified Investments" as such term is used in the CSC Agreement.

            "Default" shall mean an Event of Default or any other event which with notice and/or passage of time would become an Event of Default.

            "Dolan" shall mean Charles F. Dolan.

            "Dolan Family Interests" shall mean (i) any Dolan Family Member,
(ii) any trusts for the benefit of any Dolan Family Members, (iii) any estate or testamentary trust of any Dolan Family Member for the benefit of any Dolan Family Members, (iv) any executor, administrator, conservator or legal or personal representative of any Person or Persons specified in clauses (i), (ii) or (iii) above to the extent acting in such capacity and not individually and
(v) any corporation, partnership, limited liability company or other similar entity, in each case 80% of the ownership interests of which is owned or controlled by any of the foregoing or combination of the foregoing.

            "Dolan Family Members" shall mean Dolan, his spouse, his descendants and any spouse of any such descendants.

            "Dollars" and "$" shall mean lawful money of the United States of America.

            "Effective Date" shall have the meaning given to such term in
Section 12.07 hereof.

            "Eurodollar Base Rate" shall mean, with respect to any Eurodollar Loan, for any Interest Period, the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on the second Business Day prior to the first day of such Interest Period by reference to the British Bankers' Association Interest Settlement Rates for deposits in Dollars (as set forth by any service selected by the Administrative Agent that has been nominated by the British Bankers' Association as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest Period (rounded upward, if necessary, to the nearest 1/16 of 1%); provided that, if, for any reason, the Administrative Agent cannot determine the Eurodollar Base Rate for any Interest Period pursuant to the foregoing provisions of this definition, the Administrative Agent shall determine the Eurodollar Base Rate by using the offered rates of any three major banks active in the London interbank market selected by the Administrative Agent, but in all other respects in accordance with the foregoing provisions of this definition.

            "Eurodollar Loans" shall mean Loans the interest rates on which are determined on the basis of rates referred to in the definition of "Eurodollar Base Rate" in this Section 1.01.

            "Eurodollar Rate" shall mean, for any Eurodollar Loans for any Interest Period therefor, a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined by the Administrative Agent to be equal to the Eurodollar Base Rate for such Loans for such Interest Period divided by 1 minus the Reserve Requirement for such Loans for such Interest Period.

            "Event of Default" shall mean any of the events described in Article X hereof.

            "Existing Credit Agreement" shall have the meaning given to such term in the first "Whereas" clause of this Agreement.

            "Existing Loans" shall mean "Loans" as such term is used in the Existing Credit Agreement.

            "Federal Funds Rate" shall mean, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate quoted to The Toronto-Dominion Bank (New York Branch) on such day on such transactions with Federal funds brokers of recognized standing as may be determined by the Administrative Agent.

            "Funding Costs" for any Bank shall mean, with respect to any Eurodollar Loan, an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the principal amount paid, prepaid or converted or not borrowed or converted for the period from the date of such payment, prepayment or conversion or failure to borrow or convert to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow or convert, the Interest Period for such Loan which would have commenced on the date of such failure to borrow or convert) had such principal amount borne interest at the Eurodollar Rate applicable to such Loan over (ii) the interest component of the amount such Bank would have bid in the London interbank market for Dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by such Bank).

            "Guarantee" shall have the meaning given to such term in Section
9.11 of the CMFRI Agreement.

            "Guarantor" shall mean each Subsidiary of each Obligor, other than any such Subsidiary that is an Obligor.

            "Interest Period" shall mean:

            (a) With respect to any Eurodollar Loans, the period commencing on the date such Eurodollar Loans are made and ending on the same day in the first, second, third, sixth or, subject to availability from each Bank, twelfth calendar month thereafter, as the Obligors' Representative may select as provided in Section 2.02 hereof; and

            (b) With respect to any Base Rate Loans, the period commencing on the date such Base Rate Loans are made and ending on the next Quarterly Date thereafter.

Notwithstanding the foregoing: (i) no Interest Period with respect to any Loan may end after the Commitment Termination Date; (ii) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, in the case of an

Interest Period for Eurodollar Loans, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day);
(iii) any Interest Period for a Eurodollar Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month in which such Interest Period ends) shall, subject to clause (i) above, end on the last Business Day of a calendar month; and (iv) no more than 12 Interest Periods for all Eurodollar Loans hereunder shall be in effect at the same time and, if the number of Interest Periods for Eurodollar Loans would otherwise be in excess of 12, Eurodollar Loans shall not be available hereunder.

            "Interest Swap Agreement" shall mean an interest rate swap, cap or collar agreement or similar arrangement among any Obligor and/or any Subsidiary of any Obligor and one or more banks or financial institutions providing for protection against fluctuations in interest rates or the exchange of nominal interest obligations among such Obligor and/or such Subsidiary and such banks or financial institutions, either generally or under specific contingencies, as said agreement or arrangement shall be modified and supplemented and in effect from time to time.

            "Liens" shall have the meaning given to such term in Section 9.12 of the CMFRI Agreement.

            "Loans" shall mean Base Rate Loans and Eurodollar Loans made pursuant to Section 2.01 hereof.

            "Majority Banks" shall mean, at any time, Banks having Commitments aggregating at least 51% of the amount of the Total Commitment.

            "Margin Stock" shall mean "margin stock" as defined in Regulation U.

            "Materially Adverse Effect" shall mean a materially adverse effect upon (i) the business, assets, financial condition or results of operations of the Obligors and their Subsidiaries taken as a whole, (ii) the ability of the Obligors and their Subsidiaries to perform the Obligations hereunder or (iii) the legality, validity, binding nature or enforceability of this Agreement.

            "Net Cash Proceeds" shall mean proceeds received by any Obligor or any Subsidiary of any Obligor in cash from the sale or other disposition of property of any Obligor or any Subsidiary of any Obligor, after deduction of the costs of, and any income, franchise, transfer or other tax liability arising from, such sale or disposition. If any amount payable to any Obligor or any such Subsidiary in respect of any such sale or disposition shall be or become evidenced by any promissory note or other negotiable or non-negotiable instrument, the cash proceeds received on any such note or instrument shall constitute Net Cash Proceeds.

            "Non-US Bank" means a Person that is not a United States Person and that is not described in Section 881(c)(3) of the Code.

            "Notes" shall mean the promissory notes provided for by Section 2.05 hereof evidencing the Loans.

            "Obligations" shall mean, collectively, the obligations of the Obligors hereunder in respect of the principal of and interest on the Loans and all obligations in respect of fees and other amounts payable by the Obligors hereunder.

            "Obligor" and "Obligors" shall have the meaning given to such terms in the preamble to this Agreement.

            "Obligors' Representative" means Cablevision of Oakland, Inc.

            "Paramus-Hillsdale Sale" shall mean the sale by the Obligors of the cable television systems of the Obligors serving approximately 5,200 subscribers on the Effective Date in the communities of Paramus and Hillsdale, New Jersey.

            "Parent Corp." shall mean Cablevision Systems Corp., a Delaware corporation.

            "Participation Agreement" shall have the meaning given to such term in Section 12.05(c) hereof.

            "Person" shall mean an individual, a corporation, a partnership, a limited liability company, a joint venture or adventure, a trust or estate or unincorporated organization, a joint stock company or other similar organization, a government or any political subdivision thereof, or any other legal entity.

            "Post-Default Rate" shall mean, in respect of any principal of any Loan or any other amount payable by the Obligors under this Agreement which is not paid when due (whether at stated maturity, by acceleration or otherwise), a rate per annum during the period commencing on the due date until such amount is paid in full equal to 2% above the Base Rate as in effect from time to time plus the Applicable Margin for Base Rate Loans; provided that, if such amount in default is principal of a Eurodollar Loan and the due date is a day other than the last day of an Interest Period therefor, the "Post-Default Rate" for such principal shall be, for the period commencing on the due date and ending on the last day of the Interest Period therefor, 2% above the interest rate for such Loan for such Interest Period as provided in Section 3.03 hereof, and thereafter the rate provided for above in this definition.

            "Proposed Bank" shall have the meaning given to such term in Section 12.05(h) hereof.

            "Quarter" shall mean a fiscal quarterly period of the Obligors.

            "Quarterly Dates" shall mean the last day of each March, June, September and December, the first of which shall be on June 30, 1998, provided that, if any such day is not a Business Day, the relevant Quarterly Date shall be the next succeeding Business Day.

            "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

            "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

            "Regulatory Change" shall mean, with respect to any Bank, any change on or after the Effective Date in United States Federal, state or foreign laws or regulations (including Regulation D) or the adoption or making on or after such date of any interpretations, directives or requests applying to a class of banks including such Bank of or under any United States Federal or state, or any foreign, laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

            "Required Payment" shall have the meaning given to such term in
Section 4.04 hereof.

            "Reserve Requirement" shall mean, for any Eurodollar Loans of any Bank for any Interest Period, the rate at which such Bank actually is required to maintain reserves (including any marginal, supplemental or emergency reserves) during such Interest Period under Regulation D against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves actually required to be maintained by such Bank by reason of any Regulatory Change against (A) any category of liabilities which includes deposits by reference to which the Eurodollar Base Rate for such Eurodollar Loans is to be determined as provided in the definition of "Eurodollar Base Rate" in this
Section 1.01 or (B) any category of extensions of credit or other assets which include Eurodollar Loans.

            "Subscribers' Certificate" shall mean a certificate of a senior financial executive of CMFRI and the Obligors in substantially the form of Exhibit C to the CMFRI Agreement.

            "Subsidiary" shall mean, with respect to any Person, any corporation, partnership, joint venture or adventure, limited liability company, trust or estate:

            (a) in the case of a corporation, of which a majority of the outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether or not at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency);

            (b) in the case of a partnership or joint venture, in which such Person is a general partner or joint venturer or of which a majority of the partnership or other ownership interests;

            (c) in the case of a limited liability company, of which a majority of the ownership interests; or

            (d) in the case of a trust or estate, the beneficial interest of which, is at the time directly or indirectly owned by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

            "Tax" means any Federal, State or foreign tax, assessment or other governmental charge (including any withholding tax) upon a Person or upon its assets, revenues, income or profits.

            "TCI Acquisition" shall mean the transactions contemplated by the TCI Acquisition Documents, other than the Second-Tier Reorganization (as defined in and contemplated by the Master Reorganization Agreement referred to in the definition of "TCI Acquisition Documents" herein).

            "TCI Acquisition Documents" shall mean (i) the Amended and Restated Contribution and Merger Agreement, dated as of June 6, 1997, by and among Cablevision Systems Corporation, Parent Corp., CSC Merger Corporation and TCI Communications, Inc., (ii) the Master Reorganization Agreement, dated as of March 3, 1998, among Parent Corp. and Cablevision Systems Corporation, and (iii) the Assignment and Assumption Agreement, dated as of March 4, 1998, by and among Parent Corp., CSC TKR, Inc., CSC TKR I, Inc., Cablevision of Oakland, Inc., Cablevision of Brookhaven, Inc. and Cablevision of Paterson, Inc.

            "Total Available Commitment" shall mean, as of any date, the Total Commitment as of such date minus an amount equal to the excess of (i) the aggregate Net Cash Proceeds to be used as specified in all notices given by the Obligors' Representative to the Administrative Agent in accordance with Sections 2.03(b) hereof over (ii) the sum of (x) the aggregate amount of all reductions of the Total Commitment required by reason of the provisos to Section 2.03(b) with respect to such Net Cash Proceeds and (y) the aggregate amount of Loans (including the Loans requested to be made on such date) the proceeds of which have been or, upon the making thereof, will be used for the purposes specified in such notices in accordance with such Section.

            "Total Commitment" shall mean at any time the aggregate amount of the Commitments of all the Banks (as the same may be reduced or otherwise adjusted from time to time as provided in this Agreement).

            "United States Person" means a corporation, partnership or other entity created, organized or incorporated under the laws of the United States of America or a State thereof (including the District of Columbia).

      Section 1.02 Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be delivered hereunder shall be prepared, in accordance with generally accepted accounting principles as in effect on December 31, 1996, applied on a consolidated basis consistent with the audited financial statements of the Obligors referred to in Section 8.04 of the CMFRI Agreement. To enable the ready determination of compliance by the Obligors and their Subsidiaries with the various covenants set forth in Article IX hereof, each of the Obligors agrees that the fiscal year of itself and each of its Subsidiaries shall end each year on December 31 and the first three Quarters in each year shall end on March 31, June 30 and September 30, respectively.

                                   ARTICLE II

                                      LOANS

            Section 2.01 Loans. Each Bank severally agrees, on the terms and conditions set forth in this Agreement:

            (a) The Loans. On or after the Effective Date, to make one or more Loans to the Obligors from time to time on any Business Day prior to the Commitment Termination Date in an aggregate principal amount not to exceed at any time outstanding such Bank's Commitment; provided that at no time shall the aggregate outstanding principal amount of all Loans exceed the Total Available Commitment.

            (b) Types of Loans. The Loans, at the option of the Obligors, may be made as, and from time to time continued as or converted into, Base Rate Loans or Eurodollar Loans of any permitted type, or any combination thereof; provided, however, that each borrowing of Loans shall be in an aggregate amount equal to $500,000 or an integral multiple of $250,000 in excess thereof.

      Section 2.02 Manner of Borrowing; Conversion and Continuation. (a) Notice of Borrowing. The Obligors' Representative shall give the Administrative Agent (which shall promptly notify the Banks) notice of each borrowing of Loans hereunder substantially in the form of Schedule 2.02(a) hereto, which notices shall be irrevocable and effective only upon receipt by the Administrative Agent, shall specify the aggregate amount, the type or types and date of the Loans to be borrowed and (in the case of Eurodollar Loans) the duration of the Interest Period therefor and shall be given not later than 11:00 a.m. New York time on the day which is not less than the number of Business Days prior to the date of such borrowing specified below:

                  Type                                        Number of
                  ----                                        Business Days
                                                              -------------
                  Base Rate Loan                              0
                  Eurodollar Loan                             3

Notwithstanding the foregoing, any notice given by the Obligors' Representative to the Administrative Agent under this Section 2.02(a) may be given orally by telephone and confirmed in writing within one Business Day. In the case of any discrepancies between oral and written notices received by the Administrative Agent, the oral notice shall be effective as understood in good faith by the Administrative Agent.

      (b) Funding. Not later than 1:00 p.m. New York time on the date specified for borrowing hereunder, each Bank shall make available the amount of the Loan to be made by it on such date to the Administrative Agent in immediately available funds, for the account of the Obligors. The amount so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to the Obligors by depositing the same, in immediately available funds, in a joint account of the Obligors designated by the Obligors'

Representative or by wiring the same, in immediately available funds, to any account specified by the Obligors' Representative in its notice of borrowing.

      (c) Conversion and Continuation. (i) All or any part of the principal amount of any Loan may, on any Business Day, be converted into another type or types of Loans, except that Eurodollar Loans may be converted only on the last day of the applicable Interest Period.

            (ii) Base Rate Loans shall continue as Base Rate Loans unless and until such Loans are converted into Eurodollar Loans of any type. Each Eurodollar Loan shall continue as a Eurodollar Loan until the end of the then current Interest Period therefor, at which time it shall be automatically converted into a Base Rate Loan unless the Obligors' Representative shall have given the Administrative Agent notice in accordance with Section 2.02(c)(iv) hereof requesting either that such Eurodollar Loans continue as Eurodollar Loans of such type for another Interest Period or that such Eurodollar Loans be converted into Eurodollar Loans of another type at the end of such Interest Period.

            (iii) Notwithstanding anything to the contrary contained in Section 2.02(c)(i) or (ii), during an Event of Default, the Administrative Agent shall, at the direction of the Majority Banks, notify the Obligors' Representative that Loans may only be converted into or continued as Loans of certain specified types and, thereafter, until no Event of Default shall continue to exist, Loans may not be converted into or continued as Loans of any type other than one or more of such specified types.

            (iv) The Obligors' Representative shall give the Administrative Agent (which shall promptly notify the Banks) notice of each conversion or continuation of Loans hereunder substantially in the form of Schedule 2.02(c) hereto, which notices shall be irrevocable and effective only upon receipt by the Administrative Agent, shall specify (x) the aggregate amount and the type of the Loans to be converted or continued and (in the case of Eurodollar Loans) the duration of the Interest Period therefor, (y) the requested date of such conversion or continuation and (z) the amount and type or types of Loans into which such Loans are to be converted or as which such Loans are to be continued, and shall be given not later than 11:00 a.m. New York time on the day which is not less than the number of Business Days prior to the date of such conversion into or continuation as the type of Loans specified below:

                  Type                                        Number of
                  ----                                        Business Days
                                                              -------------
                  Base Rate Loan                              0
                  Eurodollar Loan                             3

Notwithstanding the foregoing, any notice given by the Obligors' Representative to the Administrative Agent under this Section 2.02(c)(iv) may be given orally by telephone and confirmed in writing within one Business Day. In the case of any discrepancies between oral and written notices received by the Administrative Agent, the oral notice shall be effective as understood in good faith by the Administrative Agent.

      Section 2.03 Reductions and Changes of Commitments. (a) Optional Reductions and Terminations. (i) The Obligors shall have the right to terminate or reduce the Total Commitment at any time or from time to time, provided that
(A) the Obligors' Representative shall give notice of each such termination or reduction to the Administrative Agent at least two Business Days prior thereto,
(B) each partial reduction thereof shall be in an aggregate amount at least equal to $5,000,000 and (C) the Total Commitment may not be reduced at any time to an amount less than the aggregate principal amount of the Loans outstanding at such time.

            (ii) Notwithstanding anything to the contrary in this Agreement, so long as no Default has occurred and is continuing, the Obligors shall have the right to reduce or terminate the Aggregate Commitment of any Bank at any time or from time to time (subject to clause (F) below) without reducing or terminating the Aggregate Commitment (or any part thereof) of any other Bank at such time, provided that (A) such reduction or termination shall be made on terms and conditions agreed upon in writing by the Obligors' Representative and such Bank,
(B) the Obligors' Representative and such Bank shall have notified the Administrative Agent in writing of such reduction or termination at least two Business Days prior thereto, (C) such reduction or termination shall be made pro rata among such Bank's Commitment, such Bank's CSC Commitment, and such Bank's CMFRI Commitment based on the relationship of each such Commitment to such Bank's Aggregate Commitment, (D) the aggregate amount of all reductions and terminations of the Aggregate Commitments of Banks made pursuant to this clause
(ii) shall not exceed $420,000,000, (E) after giving effect to each reduction or termination and any prepayment of such Bank's Loans pursuant to Section 3.01(b)(ii) in connection therewith, the Total Commitment may not be less than the aggregate principal amount of the Loans outstanding at such time, and (F) no such reduction or termination may be made pursuant to this clause (ii) after November 18, 1999 (or such later date as is agreed in writing by the Majority Banks).

      (b) Special Mandatory Reductions. The Total Commitment shall be automatically reduced upon the date of any sale, transfer or other disposition of any asset of any Obligor or any Guarantor of the types permitted under
Section 9.14(a)(vi) of the CMFRI Agreement (other than the Paramus-Hillsdale
Sale), by an amount equal to 50% of the excess of the Net Cash Proceeds thereof over all or any portion of such Net Cash Proceeds that will be used, as specified in a notice from the Obligors' Representative to the Administrative Agent, for an acquisition permitted under Section 9.14(b)(ii) of the CMFRI Agreement; provided, however, that if the applicable Obligor or the applicable Subsidiary shall not have entered into a binding purchase agreement with respect to any such acquisition on or before the date that is six months after the date of such disposition, the Total Commitment shall be automatically reduced (without duplication) on such date by an amount equal to 50% of the entire Net Cash Proceeds of such sale, transfer or disposition; and provided further, however, that if the applicable Obligor or the applicable Subsidiary shall have entered into a binding purchase agreement within six months after the date of such disposition, but does not complete such acquisition within nine months of signing such binding purchase agreement, the Total Commitment shall automatically be reduced (without duplication) on the last day of such nine-month period by an amount equal to 50% of the entire Net Cash Proceeds of such sale, transfer or disposition.

      (c) No Reinstatement. The Total Commitment once terminated or reduced may not be reinstated.

      (d) Pro Rata Treatment. Except to the extent otherwise provided herein, each reduction of the Total Commitment shall be applied to the Commitments of the Banks pro rata in accordance with their respective Commitment Percentages.

      Section 2.04 Commitment Fee. The Obligors shall pay to the Administrative Agent for the account of each Bank a commitment fee (the "Commitment Fee") on the daily average unutilized amount of such Bank's Commitment for the period from and including the earlier of (x) the Effective Date and (y) June 30, 1998 to but not including the earlier of the date such Bank's Commitment is terminated and the Commitment Termination Date, at a rate per annum equal to (i) 0.250% at any time at which the CSC Cash Flow Ratio is greater than or equal to
5.50 to 1 and (ii) 0.1875% at any time at which the CSC Cash Flow Ratio is less than 5.50 to 1. For purposes of calculating the Commitment Fee, the Commitment of each Bank shall be deemed to be utilized in an amount equal to the sum of the aggregate outstanding principal amount of such Bank's Loans. Accrued Commitment Fees under this Section 2.04 shall be payable in arrears on each Quarterly Date.

      Section 2.05 Notes. (a) Form of Notes. The Loans made by each Bank shall be evidenced by a single Note of the Obligors in substantially the form of Exhibit A hereto, dated the Effective Date and duly completed.

      (b) Endorsements. Each Bank is hereby authorized by the Obligors to endorse on a schedule attached to each Note of such Bank (or any continuation thereof) the amount and date of each Loan made by such Bank to the Obligors hereunder, and the amount of each payment on account of principal of such Loan received by such Bank, provided that any failure by such Bank to make any such endorsement shall not affect the obligations of the Obligors under such Note or hereunder in respect of such Loans.

      Section 2.06 Lending Offices. The Loans of each type made by each Bank shall be made and maintained at such Bank's Applicable Lending Office set forth on Schedule 2.06 for Loans of such type.

      Section 2.07 Several Obligations; Remedies Independent. The failure of any Bank to make any Loan to be made by it on the date specified therefor shall not relieve any other Bank of its obligation to make its Loan on such date, but neither the Administrative Agent nor any Bank shall be responsible for the failure of any other Bank to make a Loan to be made by such other Bank. The amounts payable by the Obligors at any time hereunder and under the Notes to each Bank shall be a separate and independent debt and each Bank shall, subject to Section 10.01 hereof, be entitled to protect and enforce its rights arising out of this Agreement and its Note and it shall not be necessary for any other Bank or the Administrative Agent to consent to, or be joined as an additional party in, any proceedings for such purposes.

      Section 2.08 Use of Proceeds. The proceeds of the Loans made hereunder shall be used only (x) to repay the Existing Loans and all other amounts owing by the Obligors under the Existing Credit Agreement, (y) for the general business purposes of the Obligors and their Subsidiaries and (z) for any transaction or activity in which the Obligors and their Subsidiaries are permitted to engage under the provisions of this Agreement.

                                   ARTICLE III

                       PAYMENTS OF PRINCIPAL AND INTEREST

      Section 3.01 Prepayments. (a) Optional Prepayments. Any Obligor may, at any time and from time to time (subject, in the case of Eurodollar Loans, to Section 5.05 hereof), prepay Base Rate Loans on any Business Day if prior notice is given to the Administrative Agent before 11:00 a.m. New York time on such day (and if such notice is received by the Administrative Agent after 11:00 a.m. New York time, on the next succeeding Business Day), and Eurodollar Loans upon not less than three Business Days' prior notice to the Administrative Agent (and the Administrative Agent shall promptly notify the Banks in each case of such notice), which notice shall specify the prepayment date (which shall be a Business Day) and the amount of the prepayment (which shall be not less than $1,000,000), and shall be irrevocable and effective only upon receipt by the Administrative Agent, provided that, in the case of Eurodollar Loans, interest on the principal prepaid, accrued to the prepayment date, shall be paid on the prepayment date.

      (b) Mandatory Prepayments. (i) The Obligors shall, upon any sale, transfer or other disposition of any asset of any Obligor or any Guarantor permitted under Section 9.14(a)(vi) of the CMFRI Agreement (other than the Paramus-Hillsdale Sale), prepay Loans in an amount equal to 50% of the Net Cash Proceeds thereof. Notwithstanding anything in this Agreement to the contrary, amounts prepaid from any sale, transfer or other disposition pursuant to the foregoing sentence may be reborrowed by the Obligors solely for the purpose of effecting acquisitions permitted under Section 9.14(b)(ii) of the CMFRI Agreement and solely to the extent that such disposition has not resulted in a mandatory reduction of the Total Commitment pursuant to the provisos to Section 2.03(b) hereof.

      (ii) On the date of any reduction or termination of any Bank's Aggregate Commitment pursuant to Section 2.03(a)(ii), the Obligors shall repay such Bank's Loans in an aggregate amount such that, after giving effect to such reduction or termination and such repayment, the aggregate outstanding amount of such Bank's Loans shall equal such Bank's Commitment Percentage of the amount of all outstanding Loans. Each repayment required by this Section 3.01(b)(ii) shall be applied pro rata among each type of Loan held by such Bank. The requirements of
Section 4.02 shall not apply to any payment made by the Obligors pursuant to this clause (ii).

      Section 3.02 Repayment of Loans. The aggregate outstanding principal amount of the Loans shall mature and become due and payable, and shall be repaid by the Obligors, together with all accrued and unpaid interest thereon and any amounts payable pursuant to Section 5.05 hereof in connection therewith, on the Commitment Termination Date.

      Section 3.03 Interest. (a) The Obligors hereby promise to pay to the Administrative Agent for the account of each Bank interest on the unpaid principal amount of each Loan made by such Bank for the period commencing on the date of such Loan to but excluding the date such Loan shall be paid in full, at the following rates per annum:

            (i) if such Loan is a Base Rate Loan, the Base Rate plus the Applicable Margin; and

            (ii) if such Loan is a Eurodollar Loan, the Eurodollar Rate for such Loan for the Interest Period therefor plus the Applicable Margin.

Notwithstanding the foregoing, the Obligors hereby promise to pay to the Administrative Agent for the account of each Bank interest at the applicable Post-Default Rate on any principal of any Loan made by such Bank, and on any other amount payable by the Obligors hereunder to or for the account of such Bank (but, if such amount is interest, only to the extent legally enforceable), which shall not be paid in full when due (whether at stated maturity, by acceleration or otherwise), for the period commencing on the due date thereof until the same is paid in full. Interest at the Post-Default Rate shall be payable upon demand.

            (b) Accrued interest on each Loan shall be payable (i) on the last day of each Interest Period for such Loan (and, if such Interest Period is longer than three months (in the case of a Eurodollar Loan) on each three-month anniversary of the first day of such Interest Period), (ii) in the case of a Eurodollar Loan, when such Loan shall be converted or be due by reason of prepayment or (iii) when such Loan shall be due at maturity or by reason of acceleration or otherwise (other than by reason of prepayment). Promptly after the determination of any interest rate provided for herein or any change therein, the Administrative Agent shall notify the Banks and the Obligors' Representative thereof.

                                   ARTICLE IV

                PAYMENTS; PRO RATA TREATMENT; COMPUTATIONS; ETC.

      Section 4.01 Payments. Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Obligors hereunder and under the Notes shall be made in Dollars, in immediately available funds, to the Administrative Agent not later than 11:00 a.m. New York time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). The Administrative Agent, or any Bank for whose account any such payment is made, may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of any of the Obligors with the Administrative Agent or such Bank, as the case may be. The Obligors' Representative shall, at the time of any Obligor making each payment hereunder or under any Note, specify to the Administrative Agent the Loans or other amounts payable by the Obligors hereunder to which such payment is to be applied (but in the event that the Obligors' Representative fails to so specify, or if an Event of Default has occurred and is continuing, the Administrative Agent may apply such payment as it may elect in its sole discretion, but subject to Section 4.02 hereof). Each payment received by the Administrative Agent hereunder or under any Note for account of a Bank shall be paid promptly to such Bank, in immediately available funds, for account of such Bank's Applicable Lending Office for the Loan in respect of which such payment is made.

      Section 4.02 Pro Rata Treatment. Except to the extent otherwise provided herein: (a) subsequent to the initial borrowing hereunder, the Loans shall be made by the Banks pro rata according to their respective Commitment Percentages;
(b) each payment by any Obligor of principal of the Loans shall be made to the Administrative Agent for the account of the Banks pro rata in accordance with the respective unpaid principal amounts of such Loans held by the

Banks; (c) each payment by any Obligor of interest on Loans of a particular type shall be made to the Administrative Agent for the account of the Banks holding Loans of such type pro rata in accordance with the respective unpaid principal amounts of such Loans held by such Banks; and (d) each payment of the Commitment Fee shall be made for the account of the Banks pro rata in accordance with their respective Commitment Percentages.

      Section 4.03 Computations. Interest on Eurodollar Loans and the Commitment Fee shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable, and interest on Base Rate Loans shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable, except that all interest determined on the basis of the Post-Default Rate shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day).

      Section 4.04 Non-Receipt of Funds by the Administrative Agent. Unless the Administrative Agent shall have been notified by a Bank or the Obligors' Representative prior to the date on which such Bank is to make payment to the Administrative Agent of the proceeds of a Loan to be made by it hereunder or the Obligors are to make a payment to the Administrative Agent for the account of one or more of the Banks, as the case may be (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that such Bank or the Obligors, as the case may be, do not intend to make the Required Payment to the Administrative Agent, the Administrative Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if such Bank or the Obligors, as the case may be, have not in fact made the Required Payment to the Administrative Agent, the recipient of such payment shall, on demand, pay to the Administrative Agent the amount made available to it together with interest thereon in respect of the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at the Federal Funds Rate.

      Section 4.05 Sharing of Payments, Etc. Each of the Obligors and the Guarantors agrees that, in addition to (and without limitation of) any right of set-off, banker's lien or counterclaim a Bank may otherwise have, each Bank shall be entitled, at its option, to offset balances held by it for account of such Obligor or such Guarantor at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Bank's Loans hereunder, which is not paid when due (regardless of whether such balances are then due to such Obligor or such Guarantor), in which case it shall promptly notify the Administrative Agent and such Obligor or such Guarantor thereof, provided that such Bank's failure to give such notice shall not affect the validity thereof. If a Bank shall obtain payment of any principal of or interest on any Loan made by it to the Obligors under this Agreement, through the exercise of any right of set-off, banker's lien, counterclaim or similar right, or otherwise, and, as a result of such payment, such Bank shall have received a greater percentage of the amounts then due hereunder by the Obligors to such Bank than the percentage received by other Banks, it shall promptly purchase from such other Banks participations in the Loans made by such other Banks in such amounts, and make such other adjustments from time to time as shall be equitable to the end that all the Banks shall share the benefit of such excess payment (net of any expense which may be incurred by such

Bank in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal and interest on the Loans held by each of the Banks. To such end all the Banks shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Obligors and the Guarantors agree that any Bank so purchasing a participation in the Loans made by other Banks may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Bank were a direct holder of Loans in the amount of such participation. Nothing contained herein shall require any Bank to exercise any such right or shall affect the right of any Bank to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Obligors or the Guarantors. If under any applicable bankruptcy, insolvency or other similar law, any Bank receives a secured claim in lieu of a set-off to which this Section 4.05 applies, such Bank shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Banks entitled under this
Section 4.05 to share in the benefits of any recovery on such secured claim.

      Section 4.06 No Reductions. All payments due to the Administrative Agent or any Bank under this Agreement shall be made by the Obligors, without any reduction or deduction whatsoever, including any reduction or deduction for any set-off, recoupment, counterclaim or Tax, except, subject to Section 4.07, for any withholding or deduction for Taxes required to be withheld or deducted under applicable law.

      Section 4.07 Taxes. (a) Taxes Payable by the Obligors. If under applicable law any Tax is required to be withheld or deducted from, or is otherwise payable by the Obligors in connection with, any payment to the Administrative Agent or any Bank under this Agreement, the Obligors shall, subject to Section 4.07(b), pay to the Administrative Agent or such Bank, as applicable, such additional amounts as may be necessary so that the net amount received by the Administrative Agent or such Bank with respect to such payment, after withholding or deducting all Taxes required to be withheld or deducted, is equal to the full amount payable under this Agreement.

      (b) Limitations. Notwithstanding anything to the contrary contained herein, the Obligors shall not be required to pay any additional amount in respect of withholding of United States Federal income taxes pursuant to this
Section 4.07 to any Bank except to the extent (A) such Taxes are required to be withheld solely as a result of (1) in the case of a person that is a Bank on the Effective Date, a Regulatory Change enacted after the Effective Date and (2) in the case of a Person that becomes a Bank after the Effective Date, a Regulatory Change enacted after such Person becomes a Bank, and (B) such Bank has not failed to submit any form or certificate that it is entitled to so submit under applicable law.

      (c) Exemption from U.S. Withholding Taxes. There shall be submitted to the Obligors' Representative and the Administrative Agent, (A) on or before the first date that interest or fees are payable to such Bank under this Agreement,
(1) if at the time the same are applicable, (aa) by each Bank that is not a United States Person, two duly completed and signed copies of Internal Revenue Service Form 1001 or 4224 (or any successor form to the applicable form), in either case entitling such Bank to a complete exemption from withholding of any United States federal income taxes on all amounts to be received by such Bank under this Agreement, or (bb) by each Bank that is a Non-US Bank, (x) a duly completed Internal Revenue

Service Form W-8 (or any successor form to such form) and (y) a certification in the form of Schedule 4.07(c) that such Bank is a Non-US Bank or (2) if at the time any of the foregoing are inapplicable, duly completed and signed copies of such form, if any, as entitles such Bank to exemption from withholding of United States federal income taxes to the maximum extent to which such Bank is then entitled under applicable law, and (B) from time to time thereafter, prior to the expiration or obsolescence of any previously delivered form or upon any previously delivered form becoming inaccurate or inapplicable, such further duly completed and signed copies of such form, if any, as entitles such Bank to exemption from withholding of United States federal income taxes to the maximum extent to which such Bank is then entitled under applicable law. Each Bank shall promptly notify the Obligors' Representative and the Administrative Agent if (A) it is required to withdraw or cancel any form or certificate previously submitted by it or any such form or certificate has otherwise become ineffective or inaccurate or (B) payments to it are or will be subject to withholding of United States federal income taxes to a greater extent than the extent to which payments to it were previously subject. Upon the request of the Obligors' Representative or the Administrative Agent, each Bank that is a United States Person shall from time to time submit to the Obligors' Representative and the Administrative Agent a certificate to the effect that it is such a United States Person and a duly completed Internal Revenue Service Form W-9 (or any successor form to such form).

                                    ARTICLE V

                         YIELD PROTECTION AND ILLEGALITY

      Section 5.01 Additional Costs in Respect of Loans. (a) The Obligors shall pay to the Administrative Agent for the account of each Bank from time to time such amounts as such Bank may determine to be necessary to compensate it for any costs incurred by such Bank which such Bank determines are attributable to its making or maintaining any Eurodollar Loans hereunder or its commitment to make such Eurodollar Loans hereunder, or any reduction in any amount receivable by such Bank hereunder in respect of such Eurodollar Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change which:

            (i) changes the basis of taxation of any amounts payable to such Bank under this Agreement or its Note in respect of such Eurodollar Loans (other than taxes imposed on the overall net income of such Bank or of its Applicable Lending Office for such Eurodollar Loans by the jurisdiction in which such Bank has its principal office or such Applicable Lending Office); or

            (ii) imposes or modifies any reserve, special deposit, minimum capital, capital ratio or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Bank (including such Eurodollar Loans or any deposits referred to in the definition of "Eurodollar Base Rate" in Section 1.01 hereof), or any commitments of such Bank; or

            (iii) mposes any other condition affecting this Agreement or the Commitment of such Bank (or any of such extensions of credit or liabilities).

Each Bank will notify the Obligors' Representative through the Administrative Agent of any event which will entitle such Bank to compensation pursuant to this
Section 5.01(a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation, and (if so requested by the Obligors' Representative through the Administrative Agent) will designate a different Applicable Lending Office for the Loans of such Bank affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Bank, be disadvantageous to such Bank, provided that no Obligor shall be obligated to compensate any Bank under this Section 5.01(a) for any Additional Costs incurred more than six months prior to the date the respective Bank requests such compensation from the Obligors, except for periods preceding such date but which are after the date such Bank notified the Obligors' Representative of the possibility that such Additional Costs might be incurred as a result of the respective Regulatory Change. Each Bank will furnish the Obligors' Representative with a statement setting forth the basis and amount of each request by such Bank for compensation under this Section 5.01(a). If any Bank requests compensation from the Obligors under this Section 5.01(a), the Obligors' Representative may, by notice to such Bank through the Administrative Agent, require that such Bank's Loans of the type with respect to which such compensation is requested be converted into Base Rate Loans in accordance with Section 5.04 hereof.

      (b) Without limiting the effect of the foregoing provisions of this
Section 5.01, in the event that, by reason of any Regulatory Change, any Bank either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Bank which includes deposits by reference to which the interest rate on any Eurodollar Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Bank which includes any Eurodollar Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Bank so elects by notice to the Obligors' Representative (with a copy to the Administrative Agent), the obligation of such Bank to make, and to convert Loans of any other type into, Loans of such type hereunder shall be suspended until the date such Regulatory Change ceases to be in effect.

      (c) Without limiting the effect of the foregoing provisions of this
Section 5.01 (but without duplication), the Obligors shall pay directly to each Bank from time to time on request such amounts as such Bank may determine to be necessary to compensate such Bank for Capital Maintenance Costs with respect to its Loans or Commitment (such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Bank to a level below that which such Bank could have achieved but for such law, regulation, interpretation, directive or request). Each Bank will notify the Obligors' Representative that it is entitled to compensation pursuant to this
Section 5.01(c) as promptly as practicable after it determines to request such compensation, provided that no Obligor shall be obligated to compensate any Bank under this Section 5.01(c) for any such costs incurred more than six months prior to the date the respective Bank requests such compensation from the Obligors, except for periods preceding such date but which are after the date such Bank notified the Obligors' Representative of the possibility that such costs might be incurred.

      (d) Determinations by any Bank for purposes of this Section 5.01 of the effect of any Regulatory Change on its costs of making or maintaining Loans or maintaining its Commitment or on amounts receivable by it in respect of Loans or such Commitment, and of the additional amounts required to compensate such Bank in respect of any Additional Costs, shall be conclusive, provided that such determinations are made on a reasonable basis.

      Section 5.02 Limitation on Types of Loans. Anything herein to the contrary notwithstanding, if, with respect to any Eurodollar Loans:

            (a) the Administrative Agent determines (which determination shall be conclusive) that quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Base Rate" in Section 1.01 hereof are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest for such Loans as provided in this Agreement; or

            (b) the Majority Banks determine (which determination shall be conclusive) and notify the Administrative Agent that the relevant rates of interest referred to in the definition of "Eurodollar Base Rate" in Section 1.01 hereof upon the basis of which the rates of interest for such Loans are to be determined do not adequately cover the cost to such Banks of making or maintaining such Loans;

then the Administrative Agent shall promptly notify the Obligors' Representative and each Bank thereof, and so long as such condition remains in effect, the Banks shall be under no obligation to make Eurodollar Loans of the affected type.

      Section 5.03 Illegality. Notwithstanding any other provision of this Agreement to the contrary, in the event that it becomes unlawful for any Bank or its Applicable Lending Office to (a) honor its obligation to make Eurodollar Loans hereunder, or (b) maintain Eurodollar Loans hereunder, then such Bank shall promptly notify the Obligors' Representative thereof through the Administrative Agent (which notice shall include a statement explaining the nature of such unlawfulness) and such Bank's obligation to make Eurodollar Loans shall be suspended until such time as such Bank may again make and maintain Eurodollar Loans and such Bank's outstanding Eurodollar Loans shall be converted into Base Rate Loans in accordance with Section 5.04 hereof.

      Section 5.04 Certain Conversions of Loans Pursuant to Section 5.01 or
5.03. If the obligation of any Bank to make any type of Eurodollar Loans shall be suspended pursuant to Section 5.01 or 5.03 hereof (Loans of such type being herein called "Affected Loans" and such type being herein called the "Affected Type"), all Loans which would otherwise be made by such Bank as Loans of the Affected Type shall be made instead as Base Rate Loans (and, if an event referred to in Section 5.01 or 5.03 hereof has occurred and such Bank determines that it is required to convert such Loans, then, by notice to the Obligors' Representative with a copy to the Administrative Agent, all Affected Loans of such Bank then outstanding shall be automatically converted into Base Rate Loans on the date specified by such Bank in such notice) and, to the extent that Affected Loans are so made as (or converted into) Base Rate Loans, all payments of principal which would otherwise be applied to such Bank's Affected Loans shall be applied instead to its Base Rate Loans.

      Section 5.05 Compensation. (a) The Obligors shall pay to the Administrative Agent for the account of each Bank, upon the request of such Bank through the Administrative Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Bank) to compensate it for any loss, costs or expense incurred by it as a result of:

            (i) any payment, prepayment or conversion of a Eurodollar Loan made by such Bank for any reason (including, without limitation, the acceleration of the Loans pursuant to Article X hereof) on a date other than the last day of an Interest Period for such Loan; or

            (ii) any failure by any Obligor for any reason (including, without limitation, the failure of any of the conditions precedent specified in Article VII hereof to be satisfied) to borrow or convert a Eurodollar Loan to be made by such Bank on the date for such borrowing specified in the relevant notice of borrowing under Section 2.02 hereof.

      (b) Such compensation shall include Funding Costs in the case of any payment, prepayment or conversion of, or failure to borrow or convert, any Loan made or to be made as a Eurodollar Loan.

      Section 5.06 Replacement of Banks. If any Bank requests compensation pursuant to Section 5.01, or such Bank's obligation to make or continue, or to convert Loans of any other type into, any type of Eurodollar Loan shall be suspended pursuant to Section 5.02 or 5.03, or if an event occurs that entitles such Bank to make a claim pursuant to Section 4.07, the Obligors' Representative, upon three Business Days' notice to the Administrative Agent and such Bank, may require that such Bank transfer all of its right, title and interest under this Agreement, the CSC Agreement and the CMFRI Agreement and such Bank's Notes and its notes issued under the CSC Agreement and the CMFRI Agreement to any bank or financial institution identified by the Obligors' Representative with the consent of the Administrative Agent (which consent shall not be unreasonably withheld), such assignment to be made pursuant to an Assignment and Acceptance Agreement substantially in the form of Exhibit E hereto (an "Assignment and Acceptance") (a) if such proposed transferee agrees to assume all of the obligations of such Bank hereunder, under the CSC Agreement and under the CMFRI Agreement for consideration equal to the aggregate outstanding principal amount of such Bank's Loans, CSC Loans and the CMFRI Loans, together with interest thereon to the date of such transfer, and satisfactory arrangements are made for payment to such Bank of all other amounts payable hereunder, under the CSC Agreement and under the CMFRI Agreement to such Bank on or prior to the date of such transfer (including the amounts so requested pursuant to Section 5.01 (or the equivalent provisions of the CSC Agreement and the CMFRI Agreement) or so entitled to be claimed pursuant to
Section 4.07 (or the equivalent provisions of the CSC Agreement and the CMFRI Agreement), any fees accrued hereunder, under the CSC Agreement and under the CMFRI Agreement and any amounts that would be payable under Section 5.05 (or the equivalent provisions of the CSC Agreement and the CMFRI Agreement) as if all of such Bank's Loans, CSC Loans and CMFRI Loans were being prepaid in full on such date) and (b) if such Bank being replaced has requested compensation pursuant to
Section 5.01 or is entitled to make a claim pursuant to Section 4.07, such proposed transferee's aggregate requested compensation, if any, pursuant to
Section 5.01, or the amounts, if any, entitled to be claimed by such proposed transferee pursuant to Section 4.07, with respect to such replaced Bank's Loans would be lower than that of the Bank replaced. Without prejudice to the survival of any other agreement of the

Obligors hereunder, the agreements of the Obligors contained in Sections 4.07,
5.01 and 12.03 (without duplication of any payments made to such Bank by the Obligors or the proposed transferee) shall survive for the benefit of any Bank replaced under this Section 5.06 with respect to the time prior to such replacement.

                                   ARTICLE VI

                                    GUARANTEE

      (a) Each of the Guarantors hereby, jointly and severally, unconditionally guarantees to the Banks and the Administrative Agent and their respective successors and assigns and the subsequent holders of the Notes, irrespective of the validity and enforceability of this Agreement or the Notes or the obligations of the Obligors or any of the other Guarantors hereunder or thereunder, or any other circumstance that might otherwise affect the liability of a guarantor, that: (i) the principal of and interest on the Loans and the Notes and all other obligations of the Obligors and the other Guarantors to the Banks or the Administrative Agent under this Agreement and the Notes will be promptly paid in full when due, whether at stated maturity, by acceleration or otherwise, in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same will be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed for whatever reason, the Guarantors will be obligated, jointly and severally, to pay the same immediately.

      (b) Each of the Guarantors hereby waives notice of, and consents to, any extensions of time of payment, renewals, releases of collateral, delays in obtaining or realizing upon or failure to obtain or realize upon collateral or other indulgence from time to time granted by any of the Banks or the Administrative Agent in respect of the Notes or this Agreement. Each of the Guarantors hereby releases the Obligors from all, and agrees not to assert or enforce (whether by or in a legal or equitable proceeding or otherwise) any, "claims" (as defined in section 101(5) of the Bankruptcy Code) against the Obligors, whether arising under applicable law or otherwise, to which such Guarantors are or would be entitled by virtue of their obligations hereunder or any payment made pursuant hereto, or the exercise by the Administrative Agent or the Banks of their rights with respect to any collateral for the obligations of the Obligors or the Guarantors under this Agreement including any such claims to which such Guarantors may be entitled as a result of any right of subrogation, exoneration or reimbursement in each case to the extent, but only to the extent, that such Guarantor would be deemed a "creditor" of the Obligors for purposes of
Section 547 of the Bankruptcy Code solely by reason of such Guarantor's holding or asserting such claim. To the extent not released by the Guarantors under this
Article VI, each of the Guarantors agrees that it shall not be entitled to any right of subrogation, exoneration, reimbursement or contribution in respect of any obligations guaranteed hereby until payment in full of all the Obligations. With respect to the Notes and this Agreement, each of the Guarantors hereby waives presentment, protest, demand of payment, notice of dishonor and all other notices and demands whatsoever. Each of the Guarantors further agrees that, as between such Guarantor, on the one hand, and the Administrative Agent and the Banks, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Section 10.01 hereof for the purposes of this guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such obligations as provided in Section

10.01 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by each of the Guarantors for the purpose of this guarantee. The obligations of each of the Guarantors under this Article VI shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Obligors is rescinded or must be otherwise restored by any holder of any of the obligations guaranteed hereunder, whether as a result of any proceedings in bankruptcy or reorganization or otherwise and each of the Guarantors agrees that it will indemnify the Banks and the Administrative Agent on demand for reasonable costs and expenses (including, without limitation, fees of counsel) incurred by the Banks or the Administrative Agent in connection with such rescission or restoration.

      (c) It is the intention of the Guarantors, the Banks and the Obligors that the obligations of each Guarantor hereunder shall be in, but not in excess of, the maximum amount permitted by applicable law. To that end, but only to the extent such obligations would otherwise be avoidable, the obligations of each Guarantor hereunder shall be limited to the maximum amount that, after giving effect to the incurrence thereof, would not render such Guarantor insolvent or unable to make payments in respect of any of its indebtedness as such indebtedness matures or leave such Guarantor with an unreasonably small capital. The need for any such limitation shall be determined, and any such needed limitation shall be effective, at the time or times that such Guarantor is deemed, under applicable law, to incur the Obligations hereunder. Any such limitation shall be apportioned amongst the Obligations pro rata in accordance with the respective amounts thereof. This paragraph is intended solely to preserve the rights of the Banks under this Agreement to the maximum extent permitted by applicable law, and neither the Guarantors, the Obligors nor any other Person shall have any right under this paragraph that it would not otherwise have under applicable law. The Obligors and each Guarantor agree not to commence any proceeding or action seeking to limit the amount of the obligation of such Guarantor under this Article VI by reason of this paragraph. For the purposes of this paragraph, "insolvency", "unreasonably small capital" and "unable to make payments in respect of any of its indebtedness as such indebtedness matures" shall be determined in accordance with applicable law.

                                   ARTICLE VII

                              CONDITIONS PRECEDENT

      Section 7.01 Initial Loan. The obligation of each Bank to make its initial Loan hereunder is subject to the satisfaction of the following conditions precedent on or prior to the date of such initial Loan but in any event no later than June 30, 1998:

            (a) Execution and Notes. This Agreement shall have been duly executed and delivered by each of the Obligors, the Guarantors in existence on the Effective Date, the Banks and the Administrative Agent, and the Obligors shall have executed and delivered to each Bank its Note evidencing the Loans to be made by such Bank hereunder.

            (b) Signatures. Each of the Obligors and the Guarantors in existence on the Effective Date shall have certified to the Administrative Agent (with copies to be provided for each Bank) the name and signature of each of the persons authorized to sign on its respective behalf such of this Agreement and the Notes to which it is a party and to borrow under this Agreement. The Banks may conclusively rely on such certifications until they receive notice in writing from the applicable Obligor or Guarantor to the contrary.

            (c) Proof of Action. The Administrative Agent shall have received certified copies of all necessary action taken by each of the Obligors and the Guarantors in existence on the Effective Date to authorize the execution, delivery and performance of such of this Agreement and the Notes to which it is a party.

            (d) Opinions of Counsel to the Obligors. The Administrative Agent shall have received opinions of:

                  (i) Robert Lemle, Esq., General Counsel to the Obligors and
            the Guarantors, substantially in the form of Exhibit B hereto;

                  (ii) Sullivan & Cromwell, special New York counsel to the
            Obligors and the Guarantors, substantially in the form of Exhibit C(1) hereto;

                  (iii) Schenk, Price, Smith & King, special New Jersey counsel to the Obligors and the Guarantors, substantially in the form of Exhibit C(2) hereto; and

                  (iv) Piper & Marbury, special FCC counsel to the Obligors, substantially in the form of Exhibit C(3) hereto;

and covering such other matters as any Bank or Banks or special New York counsel to the Administrative Agent, Winthrop, Stimson, Putnam & Roberts, may reasonably request (and for purposes of such opinions such counsel may rely upon opinions of counsel in other jurisdictions, provided that such other counsel are satisfactory to special counsel to the Administrative Agent and such other opinions state that the Banks are entitled to rely thereon).

            (e) Opinion of Banks' Counsel. Each Bank shall have received an opinion of Winthrop, Stimson, Putnam & Roberts, special New York counsel to the Administrative Agent, substantially in the form of Exhibit D hereto and covering such other matters as any Bank or Banks may reasonably request.

            (f) Certain Fees. The Obligors shall have paid to the Administrative Agent, for its own account, fees calculated as specified in a letter dated the date hereof.

            (g) Other Fees. The Obligors shall have paid such other fees as may have been agreed by the parties hereto.

            (h) CSC and CMFRI Agreements. All conditions precedent to the initial extensions of credit under the CSC Agreement and the CMFRI Agreement shall have been satisfied.

            (i) Subscribers' Certificate. The Administrative Agent shall have received the most recent Subscribers' Certificate required to be delivered under
Section 7.01 of the CMFRI Credit Agreement.

            (i) Other Documents. Such other documents and papers relating to the documents referred to herein and the transactions contemplated hereby as any Bank or special counsel to the Banks shall reasonably require shall have been received by the Administrative Agent.

            (j) Regulatory Approvals. The Obligors shall have obtained the approval of the BPU with respect to this Agreement and the uses of the proceeds of the Loans specified in Section 2.08 hereof.

            (k) Funding Adjustment. The Company shall have made arrangements satisfactory to the Administrative Agent such that, after giving effect to the initial Loans hereunder, (i) the outstanding Loans hereunder shall be made by the Banks pro rata in accordance with their respective Commitment Percentages, and (ii) the Loans (as defined in the Existing Credit Agreement) and all other amounts owing under the Existing Credit Agreement to any Bank (as defined in the Existing Credit Agreement) which is not a Bank hereunder shall have been repaid in full.

      Section 7.02 Each Loan. The obligation of each Bank to make each of its Loans (including its initial Loan) hereunder (which shall not include any conversion or continuation of any outstanding Loan) is subject to the additional conditions precedent that:

            (a) no Default shall have occurred and be continuing;

            (b) the representations and warranties in Article VIII hereof and in
Article VIII of the CMFRI Agreement shall be true on and as of the date of the making of, and after giving effect to, such Loan with the same force and effect as if made on and as of such date, except to the extent that such representations and warranties expressly relate to an earlier date; and

            (c) to the extent requested by the Administrative Agent or any Bank, a senior executive of the Obligors shall have certified compliance with paragraphs (a) and (b) above to the Administrative Agent.

      Each of the Obligors shall be deemed to have made a representation and warranty hereunder as of the time of the making of such Loans hereunder that the conditions specified in such clauses have been fulfilled as of such time.

                                  ARTICLE VIII

                                 REPRESENTATIONS

      Each of the Obligors and the Guarantors represents, warrants and covenants as follows:

      Section 8.01 Existence and Power. Each of the Obligors and their Subsidiaries is a limited or general partnership or corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is duly qualified to transact business and is in good standing in all jurisdictions in which such qualification is necessary in view of the properties and assets owned and presently intended to be owned and the business transacted and presently intended to be transacted by it except for qualifications the lack of which, singly or in the aggregate, have not had and are not likely to have a Materially Adverse Effect, and each of the Obligors and their Subsidiaries has full power, authority and legal right to make and perform such of this Agreement and the Notes to which it is a party or signatory.

      Section 8.02 Subsidiaries. As at the Effective Date and the date of the initial Loan hereunder, none of the Obligors has any Subsidiaries other than those set forth on Schedule 8.02.

      Section 8.03 Authority; No Conflict. The making and performance by each of the Obligors and their Subsidiaries of such of this Agreement and the Notes to which it is a party or signatory, and each extension of credit hereunder, have been duly authorized by all necessary action and do not and will not: (i) subject to the consummation of the action described in Section 8.05 hereof, violate any provision of any laws, orders, rules or regulations presently in effect (other than violations that, singly or in the aggregate, have not had and are not likely to have a Materially Adverse Effect), or any provision of any of the Obligors' or their Subsidiaries' partnership agreement, charter or by-laws presently in effect; or (ii) result in the breach of, or constitute a default or require any consent (except for the consents described on Schedule 8.03 hereto, each of which has been duly obtained) under, any existing indenture or other agreement or instrument to which any Obligor or any Subsidiary of any Obligor is a party or its properties may be bound or affected (other than any breach, default or required consent that, singly or in the aggregate, have not had and are not likely to have a Materially Adverse Effect); or (iii) result in, or require, the creation or imposition of any Lien upon or with respect to any of the properties or assets now owned or hereafter acquired by any Obligor or any Subsidiary of any Obligor.

      Section 8.04 Regulation U. None of the proceeds of the Loans shall be used to purchase or carry, or to reduce or retire or refinance any credit incurred to purchase or carry, any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock. If requested by any Bank, the Obligors will furnish to the Banks statements in conformity with the requirements of Regulation U.

      Section 8.05 Approval of Regulatory Authorities. Except as set forth on
Schedule 8.03 hereto and other than the approvals of the BPU referred to in
Section 7.01(j) hereof, no approval or consent of, or filing or registration with, any Federal, state or local commission or other regulatory authority is required in connection with the execution, delivery and performance by the Obligors and their Subsidiaries of such of this Agreement and the Notes to which they are a party. All such described action required to be taken as a condition to the execution and delivery of such of this Agreement and the Notes to which the Obligors and their Subsidiaries are a party has been duly taken by all such commissions and authorities or other Persons, as the case may be, and all such action required to be taken as a condition to the initial Loan hereunder has been or will be duly taken prior to such initial Loans.

      Section 8.06 Binding Agreements. This Agreement constitutes, and the Notes when executed and delivered will constitute, the legal, valid and binding obligations of each of the Obligors and their Subsidiaries that is a party thereto, enforceable in accordance with their respective terms (except for limitations on enforceability under bankruptcy, reorganization, insolvency and other similar laws affecting creditors' rights generally and limitations on the availability of the remedy of specific performance imposed by the application of general equitable principles).

                                   ARTICLE IX

           PARTICULAR COVENANTS OF THE OBLIGORS AND THEIR SUBSIDIARIES

      From the Effective Date and so long as the Commitments of the Banks shall be in effect and until the payment in full of all Obligations hereunder and the performance of all other obligations of the Obligors and their Subsidiaries under this Agreement, each of the Obligors and their Subsidiaries agrees that, unless the Majority Banks shall otherwise consent in writing, it will perform and observe each of its agreements (in its capacity as a Guarantor under (and as defined in) the CMFRI Agreement) in Article IX of the CMFRI Agreement.

                                    ARTICLE X

                                    DEFAULTS

      Section 10.01 Events of Default. If any one of the following "Events of Default" shall occur and be continuing, namely:

      (a) Any representation or warranty in this Agreement, or in any certificate, statement or other document furnished to the Banks or the Administrative Agent under this Agreement (including, without limitation, any amendment to any of the foregoing), or any certification made or deemed to have been made by any Obligor or any Subsidiary of any Obligor to any Bank hereunder, shall prove to have been incorrect, or shall be breached, in any material respect, when made or deemed made; or

      (b) Default in the payment when due of any principal on any Note, or default in the payment when due of interest on any Note or any other amount payable to any Bank or the Administrative Agent hereunder, and the failure to pay such interest or other amount by 11:00 a.m. on the second next following Business Day; or

      (c) Default by any Obligor or any Subsidiary of any Obligor in the performance or observance of its agreement in Article IX hereof as a result of its failure to perform or observe any of its agreements (in its capacity as a Guarantor under (and as defined in) the CMFRI Agreement) in Article IX of the CMFRI Agreement (other than Sections 9.01, 9.02, 9.03, 9.04, 9.05, 9.06, 9.07 and 9.15 thereof but including Section 9.01(g) thereof); or

      (d) Default by any Obligor or any Subsidiary of any Obligor in the performance or observance of (i) its agreement in Article IX hereof as a result of its failure to perform or observe any of its agreements (in its capacity as a Guarantor under (and as defined in) the CMFRI Credit Agreement) in Sections 9.01 (other than clause (g) thereof), 9.02, 9.03, 9.04, 9.05, 9.06, 9.07 and 9.15 thereof or (ii) any of its other agreements herein, in each case which shall remain unremedied for 30 days after notice thereof shall have been given to the Obligors' Representative by any Bank (provided that such period shall be five days and no such notice shall be required in the case of a default arising from a failure to perform or observe Section 9.01(e) or 9.15 of the CMFRI Agreement and provided further that such period shall be fifteen days and no such notice shall be required in the case of a default arising from a failure to perform or observe Section 9.01(d) of the CMFRI Agreement); or

      (e) Any Obligor or any Subsidiary of any Obligor shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due, (iii) make a general assignment for the benefit of creditors, (iv) be adjudicated a bankrupt or insolvent, (v) commence a voluntary case under the Federal bankruptcy laws (as now or hereafter in effect), (vi) file a petition seeking to take advantage of any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, (vii) acquiesce in writing to, or fail to controvert in a timely and appropriate manner, any petition filed against such Obligor or such Subsidiary in any involuntary case under such bankruptcy laws, or (viii) take any action for the purpose of effecting any of the foregoing; or

      (f) A case or other proceeding shall be commenced, without the application, approval or consent of any Obligor or any Subsidiary of any Obligor, in any court of competent jurisdiction, seeking the liquidation, reorganization, dissolution, winding up, or composition or readjustment or debts of any Obligor or any Subsidiary of any Obligor , the appointment of a trustee, receiver, custodian, liquidator or the like of any Obligor or any Subsidiary of any Obligor or of all or any substantial part of its assets, or any other similar action with respect to any Obligor or any Subsidiary of any Obligor under the laws of bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for any period of 30 consecutive days, or an order for relief against any Obligor or any Subsidiary of any Obligor shall be entered in an involuntary case under the Federal bankruptcy laws (as now or hereafter in effect); or

      (g) (i) Dolan Family Interests shall cease at any time to have beneficial ownership (within the meaning of Rule 13d-3 (as in effect on the date hereof) promulgated under the Securities and Exchange Act of 1934, as amended) of shares of the capital stock of Parent Corp. having sufficient votes to elect (or otherwise designate) at such time a majority of the members of the Board of Directors of Parent Corp. or (ii) Parent Corp. shall cease to own directly (or, in the case of CSC TKR I, Inc. indirectly through CSC TKR, Inc.) 100% of the common stock of each Obligor, or any Person (other than Parent Corp. or, in the case of CSC TKR I, Inc., CSC TKR, Inc.) shall obtain the legal or contractual right to own, or to cause the transfer of the ownership of, any of the common stock of any Obligor, without regard to any required approval of any other Person; or

      (h) Any Event of Default under (and as defined in) the CMFRI Agreement shall have occurred and be continuing;

THEREUPON, the Administrative Agent may (and, if directed by the Majority Banks, shall) by notice to the Obligors' Representative, terminate the Commitments of the Banks hereunder (if then outstanding) and/or declare the unpaid principal of and accrued interest on the Notes, and all other amounts owing hereunder, to be forthwith due and payable, whereupon the same shall be and become forthwith due and payable, without presentment or demand for payment, notice of nonpayment, protest or further notice or demand of any kind, all of which are hereby expressly waived by the Obligors (provided that the Banks' Commitments hereunder shall forthwith terminate and the unpaid principal of and accrued interest on the Notes, and all other amounts owing hereunder, shall automatically become and be forthwith due and payable upon the occurrence of any event specified in clause (g) or (h) above without any such notice or other action, all of which are hereby expressly waived by the Obligors).

                                   ARTICLE XI

                            THE ADMINISTRATIVE AGENT

      Section 11.01 Appointment, Powers and Immunities. Each Bank hereby irrevocably appoints and authorizes the Administrative Agent to act as its agent hereunder with such powers as are specifically delegated to the Administrative Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. The Administrative Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement and shall not by reason of this Agreement be a trustee for any Bank. The Administrative Agent shall not be responsible to any of the Banks for any recitals, statements, representations or warranties contained in this Agreement, or in any certificate or other document referred to or provided for in, or received by any of the Banks under, this Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, or any other document referred to or provided for herein or for any failure by any Obligor to perform any of its obligations hereunder. The Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible, except as to money or securities received by it or its authorized agents, for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither the Administrative Agent nor any of its directors, officers, employees or agents shall be liable or responsible for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct.

      Section 11.02 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof received by telephone, telex, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent. As to any matters not expressly provided for by this Agreement, the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions signed by the Majority Banks, and such instructions of the Majority Banks and any action taken or failure to act pursuant thereto shall be binding on all of the Banks.

      Section 11.03 Defaults. The Administrative Agent shall not be deemed to have knowledge of the occurrence of a Default (other than the non-payment of principal of or interest on the Obligations) unless the Administrative Agent has received notice from a Bank or the Obligors' Representative specifying such Default and stating that such notice is a "Notice of Default". In the event that the Administrative Agent receives such a notice of the occurrence of a Default, the Administrative Agent shall give prompt notice thereof to the Banks (and shall give each Bank prompt notice of each such non-payment). The Administrative Agent shall (subject to Section 11.07 hereof) take such action with respect to such Default as shall be reasonably directed by the Majority Banks, provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Banks.

      Section 11.04 Rights as a Bank. With respect to its Commitment and the Loans made by it, the Administrative Agent in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as Administrative Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent and its affiliates may (without having to account therefor to any Bank) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Obligors, their Subsidiaries and any of their Affiliates as if it were not acting as Administrative Agent, and the Administrative Agent and its affiliates may accept fees and other consideration from the Obligors and their Subsidiaries for services in connection with this Agreement or otherwise without having to account for the same to the Banks.

      Section 11.05 Indemnification. The Banks agree to indemnify the Administrative Agent (to the extent not reimbursed under Section 12.03 hereof, but without limiting the obligations of the Obligors under said Section 12.03), ratably in accordance with the aggregate principal amount of the Obligations held by the Banks (or, if no Loans are at the time outstanding, ratably in accordance with their respective Commitments), for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses which the Obligors are obligated to pay under Section 12.03 hereof but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or of any such other documents, provided that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Person to be indemnified.

      Section 11.06 Non-Reliance on Administrative Agent and Other Banks. Each Bank agrees that it has, independently and without reliance on the Administrative Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Obligors and their Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any other document contemplated by or referred to herein. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by the Obligors and their Subsidiaries of this Agreement or to inspect the properties or books of the Obligors and their Subsidiaries. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Obligors and their Subsidiaries (or any of their Affiliates) which may come into the possession of the Administrative Agent or any of its affiliates.

      Section 11.07 Failure to Act. Except for action expressly required of the Administrative Agent hereunder, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

      Section 11.08 Resignation or Removal of Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving notice thereof to the Banks and the Obligors' Representative, and the Administrative Agent may be removed at any time with or without cause by the Majority Banks. Upon any such resignation or removal, the Majority Banks shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Majority Banks' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent, which shall be a bank organized or licensed under the laws of the United States of America or any State having an office (or an affiliate with an office) in New York, New York and a combined capital and surplus of at least $100,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After the retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article XI shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

      Section 11.09 Agency Fee. So long as the Commitments are outstanding and until payment in full of all Obligations hereunder, the Obligors will pay to the Administrative Agent such fees as may have been agreed to by the Obligors and the Administrative Agent. Such fees, once paid, shall be non-refundable.

                                   ARTICLE XII

                                  MISCELLANEOUS

      Section 12.01 No Waiver. No failure on the part of the Administrative Agent or any Bank to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

      Section 12.02 Notices. All notices and other communications provided for herein shall be by telegraph, cable or in writing and telecopied, telegraphed, cabled, mailed or delivered to the intended recipient at the "Address for Notices" specified in Schedule 12.02 hereto or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in Section 2.02 hereof, all notices and other communications hereunder shall be deemed to have been duly given when transmitted by telecopier, delivered to the telegraph or cable office or personally delivered or, in the case of a mailed notice, four Business Days after the date deposited in the mails, airmail postage prepaid, in each case given or addressed as aforesaid.

      Section 12.03 Expenses, Etc. The Obligors shall pay or reimburse each of the Banks and the Administrative Agent for: (a) the reasonable fees and expenses of Winthrop, Stimson, Putnam & Roberts, special New York counsel to the Administrative Agent, in connection with (i) the negotiation, preparation, execution and delivery of this Agreement, the Notes and the other documents contemplated by or referred to herein and the making of the Loans hereunder and
(ii) any amendment, modification or waiver of any of the terms of this Agreement, the Notes or any of such other documents; (b) all reasonable costs and expenses of the Banks and the Administrative Agent (including reasonable counsels' fees and expenses) in connection with the enforcement, protection, preservation or exercise of any of their rights under this Agreement, the Notes and the other documents contemplated by or referred to herein; and (c) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement, any of the Notes or any other document referred to herein. Each Obligor shall (to the fullest extent permitted by applicable law) indemnify the Administrative Agent, the Banks and each affiliate thereof and their respective directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims or damages to which any of them may become subject, insofar as such losses, liabilities, claims or damages arise out of or in any way relate to or result from any actual or proposed use by any Obligor of the proceeds of any Loan hereunder and/or the negotiation, execution, delivery or performance of this Agreement or the Notes or any Loan made or to be made hereunder or from any investigation, litigation or other proceeding (including any threatened investigation or proceeding) relating to the foregoing, and the Obligors shall reimburse the Administrative Agent and each Bank, and each affiliate thereof and their respective directors, officers, employees and agents, upon demand, for any expenses (including legal fees) incurred in connection with any such investigation or proceeding (but excluding any such losses, liabilities, claims, damages, or expenses to the extent, but only to the extent, caused by action taken which constitutes the gross negligence or willful misconduct of the Person to be indemnified). If and to the extent that the obligations of any Obligor under the preceding sentence may be unenforceable for any reason, such Obligor shall make the maximum contribution to the payment and satisfaction of each of the losses, liabilities, claims, damages and expenses referred to above as may be permitted by applicable law.

      Section 12.04 Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Notes, nor any consent to any departure by any Obligor therefrom, shall in any event be effective unless the same shall be agreed or consented to by the Majority Banks, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no amendment, waiver or consent shall, unless in writing and signed by all the Banks, do any of the following: (a) increase the Commitment of any of the Banks, extend the Commitment Termination Date or subject the Banks to any additional obligations; (b) reduce the principal of, or interest on, or fees with respect to, the Obligations or the amount of any scheduled payments thereof; (c) postpone any date fixed for payment of principal of, or interest on, or fees with respect to, the Obligations or the Notes; (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Obligations, or the number of Banks which shall be required for the Banks or any of them to take any action under this Agreement; (e) release all or a significant portion of any collateral for the Obligations; (f) change any provision contained in Section 2.03(a)(ii) (other than clause (F) of the proviso therein), Section 3.01(b)(ii), Section 4.05, Articles V, VI, VII,
Section 12.03 or this Section 12.04; or (g) release or remove any Guarantor from its obligations hereunder other than any such release or removal resulting from a transaction permitted by Section 9.14 of the CMFRI Agreement.

      Section 12.05 Successors and Assigns. (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

      (b) No Obligor and no Guarantor may sell or assign its respective rights or obligations hereunder or under the Notes without the prior consent of all of the Banks and the Administrative Agent.

      (c) At any time after the Effective Date, a Bank may sell a participation of all or in part of its rights and obligations under such Bank's Commitment under this Agreement and the Notes to one or more commercial banks, investment companies or other financial institutions that enter into participations of the type contemplated by this Section 12.05 in the ordinary course of their business and that qualify as "accredited investors," as such term is defined in Regulation D of the Securities Act of 1933, as amended (each, a "participant"), such participant's rights against such Bank to be set forth in a participation agreement (a "Participation Agreement"); provided, however, that (i) such Bank shall submit in writing to the Obligors' Representative and to the Administrative Agent a request that each of the Obligors' Representative and the Administrative Agent consent to the choice of such participant, (ii) the Obligors' Representative and the Administrative Agent shall consent in writing to the choice of such participant prior to the time of effectiveness of such participation, such consent not to be unreasonably withheld or delayed, (iii) such participation when added to the contemporaneous participations made by such Bank under the CSC Agreement and the CMFRI Agreement, must be in an amount not less than $10,000,000 and (iv) such participation shall be sold pro rata between such Bank's Commitment, such Bank's CSC Commitment and such Bank's CMFRI Commitment based on the relationship of each such Commitment to such Bank's Aggregate Commitment and (v) in the event such Bank was party to this Agreement on the Effective Date, after giving effect to such participation, such Bank's Commitment not so participated if any shall be at least $10,000,000. All amounts payable by the Obligors to any Bank under Article V hereof shall be determined as if such Bank had not sold any such participations and as if such Bank were funding all of its Commitments and Loans in the same way that it is funding the Commitments and Loans in which no participations have been sold. In no event shall a Bank that sells a participation be obligated to the participant under its Participation Agreement to refrain from taking any action hereunder or under such Bank's Note except that such Bank may agree in such Participation Agreement that it will not, without the consent of such participant, agree to (A) extend the Commitment Termination Date, (B) reduce the principal of, or interest on, the Obligations or under the Notes or any Commitment Fee, (C) postpone any date fixed for payment of the principal of, or interest on, the Obligations or under the Notes or any Commitment Fee, (D) consent to any release of all or a significant portion of any collateral for the Obligations or (E) change any provision in Article VI hereof. Any Bank selling a participation hereunder shall promptly notify the Obligors' Representative of the effectiveness thereof.

      (d) At any time after the Effective Date, a Bank may assign part of its rights and obligations under such Bank's Commitment under this Agreement and the Notes to one or more commercial banks or other financial institutions (each, an "assignee") pursuant to an Assignment and Acceptance; provided, that (i) such Bank shall submit in writing to the Obligors' Representative and the Administrative Agent a request that each of the Obligors' Representative and the Administrative Agent consent to the choice of such assignee, (ii) the Obligors' Representative and the Administrative Agent shall consent in writing to the choice of such assignee prior to the time of effectiveness of such assignment, such consent not to be unreasonably withheld or delayed, (iii) such assignment, when added to the contemporaneous assignments made by such Bank under the CSC Agreement and the CMFRI Agreement, must be in an aggregate amount not less than $10,000,000, (iv) such assignment shall be made pro rata between such Bank's Commitment, such Bank's CSC Commitment and such Bank's CMFRI Commitment based on the relationship of each such Commitment to such Bank's Aggregate Commitment,
(v) the parties to each assignment shall execute and deliver to the Administrative Agent, for its approval, acceptance and recording in the books and records maintained pursuant to Section 12.05(f) hereof an Assignment and Acceptance, together with a processing and recordation fee of, when added to the processing and recordation fee under the contemporaneous assignments under the CSC Agreement and the CMFRI Agreement, $3,500 and (vi) in the event such Bank was party to this Agreement on the Effective Date, after giving effect to such assignment, such Bank's Aggregate Commitment shall be at least $10,000,000. Upon such execution, delivery, approval, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto, and to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Bank hereunder and under the

Notes and (y) the Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations hereunder and under the Notes. Any Bank making an assignment hereunder shall promptly notify the Obligors' Representative of the effectiveness thereof. In the event of any such assignment, the Obligors shall, against receipt of the existing Note of the Bank assignor, issue a new Note to the Bank assignee and, in the case of a partial assignment, to such Bank assignor, in either case appropriately reflecting such assignment.

      (e) By executing and delivering an Assignment and Acceptance, the Bank assignor hereunder and the assignee thereunder shall confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Bank makes no representation or warranty with respect to the financial condition of any Obligor or the performance or observance by any Obligor of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Sections 8.04 and 9.01 of the CMFRI Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Bank or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and
(vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Bank.

      (f) The Administrative Agent shall maintain books and records in which shall be recorded (i) the names and addresses of the Banks and the Commitments of, and principal amount of Obligations owing to, each Bank from time to time;
(ii) all other appropriate debits and credits as provided in this Agreement, including, without limitation, all interest, fees (including attorneys' fees and disbursements to the extent reimbursable hereunder), expenses, charges and other Obligations; and (iii) all payments of Obligations made by the Obligors or for the Obligors' account. All entries in such books and records shall be made in accordance with the Administrative Agent's customary accounting practices as in effect from time to time. The Administrative Agent will render a quarterly statement to the Obligors' Representative detailing all relevant transactions for billing purposes. Each and every such statement shall be deemed final, binding and conclusive upon the Obligors in all respects as to all matters reflected therein (absent manifest error), unless the Obligors' Representative, within 15 days after the date such statement is rendered, delivers to the Administrative Agent written notice of any objections which the Obligors may have to such statement. In that event, only those items expressly objected to in such notice shall be deemed to be disputed by the Obligors. Notwithstanding the foregoing, the Administrative Agent's entries in the books and records evidencing Loans and other financial accommodations made from time to time shall be final, binding and conclusive upon the Obligors (absent manifest error) as to the existence and amount of the Obligations recorded in such books and records.

      (g) The Administrative Agent shall maintain at the applicable address for notices as determined in accordance with Section 12.02 hereof a copy of each Assignment and Acceptance delivered to and accepted by it and shall record in such books and records the names and addresses of each Bank and the Commitment of, and principal amount of the Loans owing to, such Bank from time to time. The Obligors, the Guarantors, the Administrative Agent and the Banks may treat each Person whose name is so recorded as a Bank hereunder for all purposes of this Agreement.

      (h) If any Bank (or, if such Bank has participated in any part of its Loans or Commitment, any of such Bank's participants) does not agree with a proposal of the Obligors for an amendment, waiver or consent in respect of an issue described in the penultimate sentence of 12.05(c) hereof, the Obligors may require that such Bank (and each of its participants, if any) transfer all of its right, title and interest under this Agreement, the CSC Agreement and the CMFRI Agreement and such Bank's Note issued hereunder, its note issued under the CSC Agreement and its note issued under the CMFRI Agreement to any Person (a "Proposed Bank") identified by the Obligors who agrees to assume the obligations of such Bank for a consideration equal to the outstanding principal amount of such Bank's Loans, CSC Loans and CMFRI Loans, together with interest thereon to the date of such transfer and all other amounts payable hereunder, under the CSC Agreement and under the CMFRI Agreement to such Bank on or prior to the date of such transfer (including any fees accrued hereunder and any amounts which would be payable under Section 5.05 hereof (or the equivalent provisions of the CSC Agreement and the CMFRI Agreement) as if all of such Bank's Loans, CSC Loans and CMFRI Loans were being prepaid in full on such date). Subject to the execution and delivery of such instruments and agreements relating to such transfer as the Banks (including the Proposed Bank and such Bank) shall request, such Proposed Bank shall be a "Bank" for all purposes hereunder.

      (i) A Bank may furnish any information concerning any of the Obligors or any of their Subsidiaries or Affiliates in the possession of such Bank from time to time to assignees and participants (including prospective assignees and participants).

      (j) Notwithstanding anything in the foregoing to the contrary, (x) each Bank may, without complying with any restrictions set forth in this Section 12.05, sell a participation or assign all or any part of its rights and obligations under such Bank's Commitment under this Agreement and Notes to any affiliate of such Bank, provided that the Obligors' Representative shall consent to the choice of such affiliate, such consent not to be unreasonably withheld or delayed, and provided, however, that any participation or assignment made by such affiliate to a non-affiliate must be effected contemporaneously with its other affiliates such that the non-affiliate participant or assignee holds pro rata amounts of the Commitment, the CSC Commitment and the CMFRI Commitment as if such participation or assignment had been made by such Bank; and (y) each Bank may at any time, without complying with any restrictions set forth in
Section 12.05, assign all or any portion of its rights under this Agreement and its Note to a Federal Reserve Bank, provided that such assignment shall not release the Bank assignor from its obligations under this Agreement.

      Section 12.06 Survival. The obligations of the Obligors under Sections 5.01, 5.05 and 12.03 hereof shall survive the repayment of the Loans.

      Section 12.07 Conditions to Effectiveness. This Agreement shall become effective on the first day (the "Effective Date") on which (i) this Agreement shall have been duly executed by the parties hereto and (ii) the conditions precedent to the initial Loans under Article VII hereof shall have been satisfied, at which time the Existing Credit Agreement shall be amended and restated by this Agreement. If no Effective Date shall occur, the Existing Credit Agreement shall remain in full force and effect.

      Section 12.08 Liability of General Partners and Other Persons. No general partner of any Subsidiary of any Obligor which is a partnership, joint venture or joint adventure shall have any personal liability in respect of such Subsidiary's obligations under this Agreement or the Notes by reason of his, her or its status as such general partner. In addition, no limited partner, officer, employee, director, stockholder or other holder of an ownership interest of or in any Obligor or any Subsidiary of any Obligor or any partnership, corporation or other entity which is a stockholder or other holder of an ownership interest of or in any Obligor or any Subsidiary of any Obligor shall have any personal liability in respect of such obligations by reason of his, her or its status as such limited partner, officer, employee, director, stockholder or holder.

      Section 12.09 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

      Section 12.10 Waiver. THE OBLIGORS, THEIR SUBSIDIARIES, THE ADMINISTRATIVE AGENT AND THE BANKS HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING TO WHICH ANY OF THEM IS A PARTY INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, THE NOTES OR THE RELATIONSHIP ESTABLISHED HEREUNDER.

      Section 12.11 Entire Agreement. This Agreement and the Notes embody the entire agreement among the Obligors, their Subsidiaries and the Banks and supersede all prior agreements, representations and understandings, if any, relating to the subject matter hereof and thereof.

      Section 12.12 Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the law of the State of New York.

      Section 12.13 Captions, Etc. Captions, section headings and the table of contents appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

      Section 12.14 Waiver of Certain Defenses. The obligations of each Obligor to pay amounts hereunder and under the Notes in accordance with the terms hereof and thereof shall survive irrespective of the validity and enforceability of this Agreement or the Notes, or the obligations of, any other Obligor hereunder or thereunder and any other circumstance that might otherwise affect the liability of such other Obligor. The obligations of each Obligor under this Agreement shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any other Obligor is rescinded or must be otherwise restored by any holder of the obligations guaranteed hereunder whether as a result of any proceedings in bankruptcy or reorganization or otherwise and the Obligors agree that they will indemnify the Banks and the Administrative Agent on demand for reasonable costs and expenses (including, without limitation, fees of counsel) incurred by the Banks or the Administrative Agent in connection with such rescission or restoration.

      Section 12.15 Release; Acceptance of Release. (a) Release. (i) Each Obligor hereby releases each other Obligor from all, and agrees not to assert or enforce (whether by or in a legal or equitable proceeding or otherwise), any "claims" (as defined in Section 101(5) of the Bankruptcy Code), whether arising under applicable law or otherwise, to which such Obligor is or would at any time be entitled by virtue of its obligations under the Notes or this Agreement or any payment made pursuant hereto, including any such claims to which such Obligor may be entitled as a result of any right of subrogation, exoneration or reimbursement.

            (ii) To the extent not released by the Obligors under Section 12.14(a)(i), each Obligor agrees that it shall not be entitled to any rights of subrogation, exoneration, reimbursement and contribution in respect of any obligations hereunder until payment in full of all of the Obligations.

      (b) Acceptance of Release. (i) Each Obligor hereby accepts the releases effected by Section 12.14(a) hereof and agrees not to restore or attempt to restore any of the rights thereby released.

            (ii) Each Obligor hereby accepts the release effected by Article VI and agrees not to restore or attempt to restore any of the rights thereby released.

      Section 12.16 Authorization of Third Parties to Deliver Information and Discuss Affairs. Each Obligor hereby confirms that it has authorized and directed each Person whose preparation or delivery to the Administrative Agent or the Banks of any opinion, report or other information is a condition or covenant under this Agreement (including under Article VII and Article VIII) to so prepare or deliver such opinions, reports or other information for the benefit of the Administrative Agent and the Banks. The Obligors agree to confirm such authorizations and directions provided for in this Section 12.15 from time to time as may be requested by the Administrative Agent.

      Section 12.17 Termination of Existing Credit Agreement. The Existing Credit Agreement is hereby terminated.

      Section 12.18 Joint and Several Obligations. The Obligations shall be the joint and several obligations of the Obligors, and all payments in respect of the Obligations shall be made by the Obligors jointly and severally.

      Section 12.19 Acknowledgement. The Obligors hereby acknowledge that neither the Administrative Agent nor any Bank has any fiduciary relationship with or fiduciary duty to the Obligors arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Administrative Agent and the Banks, on the one hand, and each of the Obligors, on the other hand, in connection herewith and therewith is solely that of debtor and creditor.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                           OBLIGORS

                              CSC TKR, INC.,
                                 for itself and as General Partner of KRC/CCC
                                 Investment Partnership

                              CABLEVISION OF BROOKHAVEN, INC.

                              CABLEVISION OF OAKLAND, INC.

                              CABLEVISION OF PATERSON, INC.

                              CSC TKR I, INC.

                              UA-COLUMBIA CABLEVISION OF
                                   WESTCHESTER, INC.

                              By
                                 -----------------------------------------------
                                 Name:
                                 Title:

                                 of each of the above-named six corporations

                           GUARANTORS

                              TKR CABLE COMPANY OF RAMAPO, INC.

                              TKR CABLE COMPANY OF WARWICK, INC.

                              By
                                 -----------------------------------------------
                                 Name:
                                 Title:

                                 of each of the above-named two corporations

                              KRC/CCC INVESTMENT PARTNERSHIP

                              By: CSC TKR, Inc., as General Partner

Commitment

$64,285,714.30                TORONTO DOMINION (TEXAS), INC., as Arranging
                                  Agent, Administrative Agent and Bank

                              By
                                 -----------------------------------------------
                                 Name:
                                 Title:

                              THE BANK OF NEW YORK, as Managing
                                  Agent

                              By
                                 -----------------------------------------------
                                 Name:
                                 Title:

$50,000,000                   THE BANK OF NEW YORK COMPANY, INC.,
                                  as Bank

                              By
                                 -----------------------------------------------
                                 Name:
                                 Title:

$50,000,000                   THE BANK OF NOVA SCOTIA, as Bank and Managing
                                  Agent

                              By
                                 -----------------------------------------------
                                 Name:
                                 Title:

$50,000,000                   THE CANADIAN IMPERIAL BANK OF COMMERCE,
                                  as Bank and Managing Agent

                              By
                                 -----------------------------------------------
                                 Name:
                                 Title:

Commitment

$50,000,000                   NATIONSBANK, N.A., as Bank and
                                  Managing Agent

                              By
                                 -----------------------------------------------
                                 Name:
                                 Title:

$50,000,000                   THE CHASE MANHATTAN BANK, as Bank and
                                  Managing Agent

                              By
                                 -----------------------------------------------
                                 Name:
                                 Title:

$40,000,000                   BANK OF MONTREAL, CHICAGO BRANCH,
                                  as Bank and Agent

                              By
                                 -----------------------------------------------
                                 Name:
                                 Title:

$40,000,000                   BARCLAYS BANK PLC, as Bank and Agent

                              By
                                 -----------------------------------------------
                                 Name:
                                 Title:

$40,000,000                   FLEET BANK, N.A., as Bank and Agent

                              By
                                 -----------------------------------------------
                                 Name:
                                 Title:

Commitment

$40,000,000                   ROYAL BANK OF CANADA, as Bank and Agent

                              By
                                 -----------------------------------------------
                                 Name:
                                 Title:

$32,857,142.86                MELLON BANK, N.A., as Bank and Co-Agent

                              By
                                 -----------------------------------------------
                                 Name:
                                 Title:

$28,571,428.57                BANKBOSTON, N.A., as Bank and Co-Agent

                              By
                                 -----------------------------------------------
                                 Name:
                                 Title:

$28,571,428.57                BANQUE PARIBAS, as Bank and Co-Agent

                              By
                                 -----------------------------------------------
                                 Name:
                                 Title:

                              By
                                 -----------------------------------------------
                                 Name:
                                 Title:

Commitment

$28,571,428.57                CREDIT LYONNAIS, as Bank and Co-Agent

                              By
                                 -----------------------------------------------
                                 Name:
                                 Title:

$28,571,428.57                THE FIRST NATIONAL BANK OF CHICAGO,
                                  as Bank and Co-Agent

                              By
                                 -----------------------------------------------
                                 Name:
                                 Title:

$28,571,428.57                SOCIETE GENERALE, NEW YORK BRANCH, as Bank
                                  and Co-Agent,

                              By
                                 -----------------------------------------------
                                 Name:
                                 Title:

$21,428,571.43                FIRST UNION NATIONAL BANK

                              By
                                 -----------------------------------------------
                                 Name:
                                 Title:

$21,428,571.43                PNC BANK, NATIONAL ASSOCIATION

                              By
                                 -----------------------------------------------
                                 Name:
                                 Title:

Commitment

$14,285,714.29                ABN AMRO BANK N.V.

                              By
                                 -----------------------------------------------
                                 Name:
                                 Title:

                              By
                                 -----------------------------------------------
                                 Name:
                                 Title:

$14,285,714.29                COMPAGNIE FINANCIERE DE CIC ET DE L'UNION
                                    EUROPEENNE

                              By
                                 -----------------------------------------------
                                 Name:
                                 Title:

                              By
                                 -----------------------------------------------
                                 Name:
                                 Title:

$14,285,714.29                UNION BANK OF CALIFORNIA, N.A.

                              By
                                 -----------------------------------------------
                                 Name:
                                 Title:

$7,142,857.14                 BANK OF HAWAII

                              By
                                 -----------------------------------------------
                                 Name:
                                 Title:

Commitment

$7,142,857.14                 NATEXIS BANQUE BFCE

                              By
                                 -----------------------------------------------
                                 Name:
                                 Title:

$7,142,857.14                       THE DAI-ICHI KANGYO BANK, LTD.

                              By
                                 -----------------------------------------------
                                 Name:
                                 Title:

$7,142,857.14                  DRESDNER BANK AG, NEW YORK AND GRAND
                                    CAYMAN BRANCHES

                              By
                                 -----------------------------------------------
                                 Name:
                                 Title:

                              By
                                 -----------------------------------------------
                                 Name:
                                 Title:

$7,142,857.14                 THE FUJI BANK LIMITED, NEW YORK BRANCH

                              By
                                 -----------------------------------------------
                                 Name:
                                 Title:

$7,142,857.14                 GENERAL ELECTRIC CAPITAL CORPORATION

                              By
                                 -----------------------------------------------
                                 Name:
                                 Title:

Commitment

$7,142,857.14                 THE LONG-TERM CREDIT BANK OF JAPAN, LIMITED

                              By
                                 -----------------------------------------------
                                 Name:
                                 Title:

$7,142,857.14                 THE SUMITOMO BANK, LIMITED

                              By
                                 -----------------------------------------------
                                 Name:
                                 Title:

                              By
                                 -----------------------------------------------
                                 Name:
                                 Title:

$7,142,857.14                 SUMMIT BANK

                              By
                                 -----------------------------------------------
                                 Name:
                                 Title:

---------------
$800,000,000.00